UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934  (Amendment No.      )

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
TUTOR PERINI CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box.):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule, or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Tutor Perini Corporation

15901 Olden Street, Sylmar, California 91342

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 12, 2014

Dear Tutor Perini Shareholder:

You are cordially invited to attend Tutor Perini’s Special Meeting of Shareholders to be held on November 12, 2014 at 8:30 a.m., Pacific Time at The Ritz-Carlton, 600 Stockton Street, San Francisco, California 94108. At the Special Meeting, you will be asked to:

1.

Approve the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (the “Amended Plan”), which: (i) increases the number of shares reserved for issuance under the plan by 1,600,000 shares, (ii) specifies the Section 162(m) performance goals and annual grant limitations under the plan, and (iii) extends the term of the plan.

2.	Consider and vote on such other business as may properly come before the meeting.

Tutor Perini provides equity compensation to certain employees as an incentive to align their interests with those of our shareholders, which we believe increases long-term shareholder value. We believe that our equity compensation programs are an essential tool in helping us to attract and retain talented and highly-skilled individuals to serve as employees. We also believe that our equity compensation plans motivate high levels of performance and create incentives that reward the contributions of our employees.

Approval of the Amended Plan is essential for us to continue to remain competitive in utilizing equity compensation as a key element of the total compensation of our senior-most executives. If the Amended Plan is not approved at the Special Meeting, we will issue any future long-term incentive compensation awards under alternative methods. These methods would require treating such awards under mark-to-fair market accounting rules. This could result in unfavorable impacts to shareholders because our future earnings would be subjected to the volatility associated with mark-to-fair market accounting and our future cash flow would be adversely affected as a result of having to settle these new awards in cash rather than in shares of common stock. In order to continue to attract and retain key executives, we must continue to provide long-term incentives that are aligned with shareholder value regardless of the availability of shares under the plan. The adverse effects of these accounting rules will be avoided if the Amended Plan is approved.

The Board of Directors has fixed the close of business on September 22, 2014 as the record date for the determination of the shareholders entitled to vote at the Special Meeting. Only shareholders of record as of the close of business on the record date will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

We are relying on the Securities and Exchange Commission (“SEC”) rule permitting us to furnish proxy materials to shareholders over the Internet. We have mailed to our shareholders a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet. We believe that providing our proxy materials over the Internet increases the ease of information accessibility for our shareholders while reducing environmental impacts. If you would prefer to receive a paper copy of the proxy materials, you may request them by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. If you are a shareholder of record, you may vote your shares over the Internet at www.proxyvote.com, telephonically by dialing 1-800-690-6903 or if you requested to receive printed proxy materials, via your enclosed proxy card. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a Notice of Availability of Proxy Materials, or, if requested, a printed set of proxy materials together with a voting instruction form, which you may use to direct how your shares will be voted.

By order of the Board of Directors,

William B. Sparks, Secretary

Sylmar, California

October 2, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to be Held on November 12, 2014

This Proxy Statement and Tutor Perini’s 2013 Annual Report are available at
http://investors.tutorperini.com/events-calendar/proxy-voting/default.aspx

2014 SPECIAL MEETING OF SHAREHOLDERS

i

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF SHAREHOLDERS

AND PROCEDURAL MATTERS

Special Meeting

Q: Why am I receiving these proxy materials?

A: The Board of Directors (the “Board”) of Tutor Perini Corp. (“Tutor Perini,” the “Company,” “we” or “our”) is providing these proxy materials to you in connection with the solicitation of proxies by the Board for use at our Special Meeting of Shareholders, and at any adjournment, postponement or other delay thereof (the “Special Meeting”), to be held on Wednesday, November 12, 2014, at 8:30 a.m., Pacific Time, for the purpose of considering and acting upon the matters set forth in this Proxy Statement. We are providing these materials to all of our shareholders through a Notice of Internet Availability of Proxy Materials (the “Notice”) unless a shareholder has specifically requested a paper copy of this Proxy Statement.

Q: Where is the Special Meeting going to be held?

A: The Special Meeting will be held at The Ritz-Carlton, 600 Stockton Street, San Francisco, California 94108.

Q: What will be voted on at the Special Meeting?

A: At the Special Meeting, shareholders will be asked to vote to approve the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (the “Amended Plan”), which: (i) increases the number of shares reserved for issuance under the plan by 1,600,000 shares, (ii) specifies the Section 162(m) performance goals and annual grant limitations under the plan, and (iii) extends the term of the plan (Proposal 1).

Q: Can I attend the Special Meeting?

A: Yes, you can attend the Special Meeting in person if you are a shareholder of record or a beneficial owner as of September 22, 2014 (the “Record Date”). Please notify Jorge Casado, Tutor Perini’s Vice President of Investor Relations, by telephone at (818) 408-5746 or by email at investor.relations@tutorperini.com if you plan to attend the Special Meeting.

Attendance at the Special Meeting will be limited to shareholders and Tutor Perini’s invited guests. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your shares are held in a brokerage account or by a bank, broker or other agent, you also will need to bring a copy of your brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

The Special Meeting will begin promptly at 8:30 a.m., Pacific Time. Please leave ample time for parking and to check in.

Q: Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of this Proxy Statement?

A: We are again relying on a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows us to send all of our shareholders a Notice that explains how to access the proxy materials over the Internet or how to request a paper copy of the proxy materials. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice. Proxy materials for our 2015 and future annual and special meetings of shareholders will be delivered to all of our shareholders by a Notice rather than in paper form unless a shareholder specifically requests to receive printed proxy materials.

Q: Why did I receive a paper copy of this Proxy Statement in the mail and not a Notice regarding the Internet availability of proxy materials?

A: Shareholders who previously requested full paper copies of the proxy materials are receiving paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or voting instruction form.

Stock Ownership, Quorum and Voting

Q: Who is entitled to vote at the Special Meeting?

A: Shareholders of record of Tutor Perini’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Special Meeting. Beneficial owners have the right to direct their broker or other agent on how to vote their shares at the Special Meeting, as described below. Shareholders are entitled to cast one vote for each share of Common Stock they hold as of the Record Date.

As of the Record Date, there were 48,641,218 shares of Common Stock outstanding and entitled to vote at the Special Meeting. No shares of Tutor Perini’s Preferred Stock were outstanding.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Shareholders of record – If your shares are registered directly in your name with Tutor Perini’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the “shareholder of record.” If you are a shareholder of record, these proxy materials have been sent directly to you by Tutor Perini.

Beneficial owners – Many Tutor Perini shareholders hold their shares through a broker or other agent rather than directly in their own name. If your shares are held in a brokerage account or by a broker or other agent, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker or other agent. That entity is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or other agent on how to vote your shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker or other agent that holds your shares, giving you the right to do so.

Q: How many shares must be present or represented by proxy to conduct business at the Special Meeting?

A: A quorum consists of a majority in interest of all stock issued and outstanding and entitled to vote at the Special Meeting. Any abstentions and broker “non-votes” will be included in determining whether a quorum exists.

Q: What are broker “non-votes”?

A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can still vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or other agent holding the shares as to how to vote on matters deemed “non-routine.” If a broker or other record holder of our Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a broker or other agent, please be sure to instruct your broker or other agent how to vote to ensure that your vote is counted on the proposal.

Q: Is Proposal 1 considered “routine” or “non-routine”?

A: The approval of the Amended Plan, which: (i) increases the number of shares reserved for issuance under the plan by 1,600,000 shares, (ii) specifies the Section 162(m) performance goals and annual grant limitations under the plan, and (iii) extends the term of the plan (Proposal 1) is considered a non-routine matter under applicable rules. A broker or other agent cannot vote without instructions on non-routine matters, so there may be broker non-votes on Proposal 1.

Q: How can I vote my shares in person at the Special Meeting?

A: If you hold shares in your name as the shareholder of record, you may vote those shares in person at the Special Meeting. If you hold shares beneficially in street name, you may vote those shares in person at the Special Meeting only if you obtain a “legal proxy” from the broker or other agent that holds your shares giving you the right to do so. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below so that your vote will be counted if you later decide not to attend.

Q: How can I vote my shares without attending the Special Meeting?

A: If you are a shareholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:

•	By using the Internet voting site;
•	By calling the toll-free telephone number listed on the proxy card and Notice; or
•

By requesting a proxy card from Tutor Perini by telephone at (818) 408-5746 or by email at investor.relations@tutorperini.com, and completing, signing, dating and returning the proxy card in the pre-paid envelope provided.

Proxy cards submitted by mail must be received by the time the Special Meeting begins in order for your shares to be voted. If you sign, date and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

Specific instructions for using the telephone and Internet voting systems can be found on the proxy card and Notice. The telephone and Internet voting systems for shareholders of record will be available until 11:59 p.m. (Eastern Time) on November 11, 2014.

If you are a beneficial owner, you will receive instructions from your broker or other agent that you must follow in order to have your shares voted. These instructions will indicate if Internet and telephone voting are available and, if so, how to access and use these methods.

Q: What is the voting requirement to approve Proposal 1?

A: The affirmative vote of a majority of the votes duly cast is required to approve the Amended Plan (Proposal 1).

Tutor Perini Corporation Long-Term Incentive Plan and Equity Compensation at Tutor Perini

Q: Why is Tutor Perini asking shareholders to approve the Amended Plan?

A: We are asking shareholders to approve the Amended and Restated Tutor Perini Long-Term Incentive Plan (the “Amended Plan”), which: (i) increases the number of shares reserved for issuance under the plan by 1,600,000 shares, (ii) specifies the Section 162(m) performance goals and annual grant limitations under the plan, and (iii) extends the term of the plan. As further described in Proposal 1, we are seeking shareholder approval so that we can continue to use the Amended Plan to achieve Tutor Perini’s employee performance, recruiting and retention goals.

Q: Why is Tutor Perini asking shareholders to approve the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan at this time?

A: We are asking, as part of this proposal, that our shareholders approve the Amended Plan at this time because the shares reserved for issuance under the Plan have been practically depleted based on the number of awards granted in fiscal 2013 and 2014. By obtaining shareholder approval of the Amended Plan at the Special Meeting on November 12, 2014, the Compensation Committee will retain its ability to design effective executive compensation programs during the annual compensation cycle in March 2015. Rather than waiting until the 2015 Annual Meeting of Shareholders, which will be held in May or June of 2015, we are holding a Special Meeting on November 12, 2014 to seek approval of the Amended Plan to allow us to plan accordingly.

Approval of the Amended Plan is essential if we are to continue to remain competitive in making equity compensation a key element of the total compensation of our senior-most executives.

Q: Would you please elaborate on the potential unfavorable consequences to shareholders should the Amended Plan not be approved?

A: If the Amended Plan is not approved at the Special Meeting, to continue to attract and retain key executives and non-executive directors, we will be required to grant future long-term incentive compensation awards in an alternative form that are settled in cash rather than shares of Common Stock. The use of these alternative types of awards could result in significant unfavorable consequences to shareholders as a result of increased earnings volatility through the vesting date and the adverse impact to cash flow at the date of vesting.

Increased earnings volatility would arise because these alternative types of awards would be subject to mark-to-fair market accounting rules, which require us to cumulatively adjust each quarter the associated booked liability to reflect the then-current fair market value of those award liabilities. Over time, the impact on reported earnings would be the difference between the value of the award at the time of vesting and the value at the time the award is granted.

Our future cash flows would be adversely affected because we would settle these alternative types of awards in cash rather than in shares of Common Stock, thus requiring us to budget for significant cash payments at the time of vesting, rather than utilizing that cash for normal business operations and growth initiatives.

By contrast, the continued use of equity awards and settlement of such equity awards in Common Stock under a shareholder-approved Amended Plan would not result in such earnings volatility and would not impact our cash flow.

SPECIAL MEETING OF SHAREHOLDERS OF TUTOR PERINI CORPORATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of TUTOR PERINI CORPORATION (the “Company”, “Tutor Perini”, “we”, “us” or “our”) of proxies for use in voting at the 2014 Special Meeting of Shareholders (“Special Meeting”) to be held at The Ritz-Carlton, 600 Stockton Street, San Francisco, California 94108, on November 12, 2014, at 8:30 a.m., Pacific Time, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. On or about October 2, 2014 proxy materials for the Special Meeting, including this proxy statement, were made available over the Internet to shareholders entitled to vote at the Special Meeting. A Notice of Internet Availability of Proxy Materials indicating how to access our proxy materials over the Internet was first sent, or given, to shareholders on or about October 2, 2014. The date of this proxy statement is October 2, 2014.

SHAREHOLDERS ENTITLED TO VOTE

The Board has fixed the close of business on September 22, 2014 as the record date for the determination of the shareholders entitled to vote at the Special Meeting.  As of September 22, 2014, the Company had outstanding 48,641,218 shares of Common Stock.  Each share is entitled to one vote.

Only shareholders of record as of the close of business on September 22, 2014 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.  Notwithstanding the record date specified above, our stock transfer books will not be closed and shares may be transferred subsequent to the record date.  However, all votes must be cast in the names of shareholders of record on the record date.

ADMISSION TO THE MEETING

You are entitled to attend the Special Meeting if you were a shareholder of record or a beneficial owner of our Common Stock on the record date. If you are a shareholder of record, you may be asked to present valid picture identification, such as a driver's license or passport, for admission to the Special Meeting. Seating and parking are limited.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the Special Meeting, you should obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Special Meeting.

PROXIES AND VOTING PROCEDURES

As discussed in the Notice of Internet Availability of Proxy Materials you received in the mail, if you are a shareholder of record, you may vote your shares over the Internet at www.proxyvote.com or telephonically by dialing 1-800-690-6903. Proxies submitted via the Internet or by telephone must be received by 8:59 p.m., Pacific Time on November 11, 2014. If you would prefer to receive a printed copy of the proxy materials, you may request it by following the procedures set forth in the Notice of Internet Availability of Proxy Materials, and you may vote your shares by following the instructions on the enclosed proxy card.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a Notice of Internet Availability of Proxy Materials, or a printed set of proxy materials together with a voting instruction form, which you may use to direct how your shares will be voted.

SHAREHOLDER VOTES REQUIRED

Proposal 1, approval of the Amended and Restated Tutor Perini Long-Term Incentive Plan which: (i) increases the number of shares reserved for issuance under the plan by 1,600,000 shares, (ii) specifies the Section 162(m) performance goals and annual grant limitations under the plan, and (iii) extends the term of the plan, requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND 2013 ANNUAL REPORT

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our 2013 Annual Report available to shareholders electronically via the Internet at http://investors.tutorperini.com/events-calendar/proxy-voting/default.aspx.  On or about October 2, 2014, we began mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2013 Annual Report and how to vote online.    If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice.  We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ease and ability of our shareholders to connect with the information they need while reducing the environmental impact of our Special Meeting.

QUORUM

A quorum consists of a majority in interest of all stock issued and outstanding and entitled to vote at the Special Meeting. Any abstentions and broker non-votes will be included in determining whether a quorum exists.

ABSTENTIONS AND BROKER NON-VOTES

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. For purposes of establishing a quorum, abstentions in person and proxies received but marked as abstentions as to any or all matters to be voted will be included in determining whether a quorum exists.

Under our Second Amended and Restated By-Laws, abstentions will not be counted in determining the outcome of the vote on the proposal discussed in this proxy statement. Under New York Stock Exchange rules, abstentions will be counted with votes cast against the proposal when determining whether the proposal received a majority of the votes cast.

Because the proposal contained herein (Proposal 1) is considered a non-routine matter, if your shares are held in "street name," your brokerage firm will leave your shares unvoted if you do not return your proxy to your brokerage firm.

Regardless of whether you are a record holder of your shares or hold your shares in “street name,” we encourage you to provide voting instructions to your brokerage firm. This ensures your shares will be voted at the meeting according to your instructions.

PROXY SOLICITATION

In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from Tutor Perini shareholders by telephone, facsimile or other electronic means of communication.  These persons will not receive additional or special compensation for such solicitation services. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

REVOCATION OF PROXIES

If you execute and return a form of proxy or vote electronically in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials, your proxy may be revoked at any time before it is voted by written notice to our Secretary, by the subsequent execution and delivery of another proxy, or by voting in person at the Special Meeting. Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described above do not apply and instead you must follow the directions provided by your broker to change those instructions.

ADJOURNMENTS AND POSTPONEMENTS

Although it is not currently expected, the Special Meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, by action of the presiding officer of the Special Meeting in accordance with Tutor Perini’s bylaws. In addition, the Board may postpone and reschedule the Special Meeting prior to the meeting in accordance with Tutor Perini’s bylaws. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting, regardless of whether or not a quorum is present.

Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the Tutor Perini shareholders who have already sent their proxies to revoke them any time prior to their use at the Special Meeting as adjourned or postponed.

PROPOSAL 1: APPROVAL OF THE AMENDED AND RESTATED TUTOR PERINI CORPORATION LONG-TERM INCENTIVE PLAN

The Company currently maintains the Tutor Perini Corporation Long-Term Incentive Plan, as amended and restated June 1, 2011 (the “Current Plan”). The board of directors believes that the Current Plan has been effective in providing equity to key employees and that the awards granted under the Current Plan have provided strategic alignment with shareholder interests and achievement of retention goals of the key executives. The Compensation Committee has reviewed the Current Plan, with the assistance of its compensation consultant.

Based on its review, the Compensation Committee recommended to the Board of Directors that the Current Plan be amended and restated to make the following modifications, which require shareholder approval:

•	Add 1,600,000 shares of the Company’s Common Stock to the reserve available for new awards;
•	Approve the Section 162(m) performance goals and annual grant limitations under the plan (as further described below); and
•	Extend the term of the Current Plan to the date that is 10 years from the date of shareholder approval of the Amended Plan

The maximum number of shares of Common Stock originally reserved for issuance under the Current Plan is 6,900,000 subject to adjustment for changes in capital structure. As of June 30, 2014, 46,680 shares of Common Stock remained available for issuance under the Current Plan. Additionally, as of June 30, 2014, the number of granted but unexercised stock options was 2,009,000 with a weighted-average exercise price of $19.56 and a weighted-average remaining term of 6.4 years, and the number of granted but unvested restricted stock units was 1,051,500.

The Amended Plan also includes a new policy specifying a minimum vesting period of six months for stock options and stock appreciation rights granted effective August 12, 2014.

Accordingly, the Board of Directors approved and recommends that the Company’s shareholders approve the Amended Plan, as amended and restated effective October 2, 2014. Upon shareholder approval of the Amended Plan by the Company’s shareholders, the Amended Plan will replace the Current Plan and no new awards will be made under the terms of the Current Plan. However, any outstanding awards previously granted under the Current Plan will continue in effect after approval of the Amended Plan and will not be deemed amended or modified by the adoption and approval of the Amended Plan. If the Amended Plan is not approved at the Special Meeting, we will issue any future long-term incentive compensation awards under alternative methods. These methods would require treating such awards under mark-to-fair market accounting rules. This could result in unfavorable impacts to shareholders because our future earnings would be subjected to the volatility associated with mark-to-fair market accounting and our future cash flow would be adversely affected as a result of having to settle these new awards in cash rather than in shares of Common Stock. In order to continue to attract and retain key executives, we must continue to provide long-term incentives that are aligned with shareholder value regardless of the availability of shares under the plan. The adverse effects of these accounting rules will be avoided if the Amended Plan is approved.

Shareholder approval of the Amended Plan also is desired to ensure the tax deductibility by the Company of certain performance-based awards granted under the Amended Plan for purposes of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing requirements of the New York Stock Exchange.

Summary Description of the Amended Plan

The following is a summary of the principal features of the Amended Plan. The summary is not a complete description of all the terms of the Amended Plan and is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached to this Proxy Statement as Exhibit A. To the extent there is a conflict between this summary and the actual terms of the Amended Plan, the terms of the Amended Plan will govern. The Amended Plan is administered by the Compensation Committee of our Board of Directors (the “Administrator”). Awards granted under the Amended Plan will be entirely in the discretion of the Administrator and are therefore not currently determinable.

Amended Plan Administration. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Administrator may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals. In addition, the Administrator may not reprice outstanding options.

Eligibility and Limitations on Grants. All full-time and part-time officers, employees, non-employee directors and other key persons of Tutor Perini and its subsidiaries are eligible to participate in the Amended Plan, subject to the discretion of the Administrator.

The maximum number of shares available for issuance under the Amended Plan would increase by 1,600,000 from 6,900,000 under the Current Plan to 8,500,000 under the Amended Plan.  The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar-year period. Effective August 12, 2014, the minimum vesting period for stock options and stock appreciation rights shall be six months. If any award of restricted stock or deferred stock granted to an individual is intended to qualify as “performance based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any calendar-year period.

Stock Options. Options granted under the Amended Plan may be either incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Incentive options may be granted only to employees of Tutor Perini or any subsidiary. Options granted under the Amended Plan will be non-qualified options if they (i) fail to qualify as incentive options, (ii) are granted to a person not eligible to receive incentive options under the Code, or (iii) otherwise so provide. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and other key persons.

Other Option Terms. The Administrator has authority to determine the terms of options granted under the Amended Plan. However, options must be granted with an exercise price that is not less than the fair market value of the shares of Common Stock on the date of the option grant.

The term of each option will be fixed by the Administrator but may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Amended Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the Amended Plan may be exercised for cash or by transfer to Tutor Perini (either actually or by attestation) of shares of Common Stock that are not then subject to restrictions under any Tutor Perini stock plan, and that have a fair market value equivalent to the option exercise price of the shares being purchased. Subject to applicable law, options granted under the Amended Plan also may be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to us.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of ten percent shareholders.

Stock Appreciation Rights. The Administrator may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The term of each freestanding stock appreciation right will be fixed by the Administrator but may not exceed ten years. The term of a stock appreciation right granted in tandem with a stock option shall be the same as the related stock option. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding stock appreciation right, the price per share specified in such right) times the number of shares of Common Stock with respect to which the stock appreciation right is exercised. This amount may be paid in cash, in shares of Common Stock, or a combination of cash and Common Stock, as determined by the Administrator. The exercise price per share of stock appreciation rights may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant.

Prohibition on Repricing of Stock Options and Stock Appreciation Rights without Shareholder Approval. The Administrator may not implement any of the following repricing or cash-out programs without obtaining shareholder approval; (i) reduce the exercise price of an outstanding Stock Option or an outstanding Stock Appreciation Right, (ii) cancel an outstanding Stock Options or outstanding Stock Appreciation Rights in exchange for other Stock Options or other Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Stock Options or cancelled Stock Appreciation Rights, as applicable, or (iii) cancel an outstanding Stock Option or an outstanding Stock Appreciation Right with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award.

Restricted Stock Awards. The Administrator may grant shares, at a purchase price (which may be zero, subject to the limitations of applicable law) determined by the Administrator, of Common Stock to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with Tutor Perini through a specified vesting period. The vesting period shall be determined by the Administrator. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Unrestricted Stock Awards. The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) of Common Stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Deferred Stock Awards. The Administrator also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of Common Stock and/or cash and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Tutor Perini through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred stock awards may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the Amended Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Section 162(m) Awards. Stock options and stock appreciation rights granted under the Amended Plan are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The Administrator may grant awards of restricted stock and deferred stock that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (“162(m) Awards”). These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Administrator. These performance goals will be based on the attainment (on an annual and/or cumulative basis) of a certain target level of or a specified increase or decrease in, one or more of the following criteria selected by the Administrator:

•	earnings per share;
•	operating income;
•	gross income;
•	net income (before or after taxes);
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	gross margin return on investment;
•	gross margin;
•	funds from operations;
•	operating margin;
•	working capital;
•	earnings before interest and taxes;
•	earnings before interest, tax, depreciation and amortization;
•	return on equity;
•	return on assets;
•	return on capital;
•	return on invested capital;

•	net revenues;
•	gross revenues;
•	revenue growth;
•	annual recurring revenues;
•	recurring revenues;
•	service revenues;
•	license revenues;
•	sales or market share;
•	total shareholder return;
•	economic value added;
•

specified objectives with regard to limiting the level of increase in all or a portion of Tutor Perini’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Tutor Perini, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Administrator in its sole discretion;

•	the fair market value of the shares of Tutor Perini’s Common Stock;
•	the growth in the value of an investment in Tutor Perini’s Common Stock assuming the reinvestment of dividends; or
•	reduction in operating expenses.

The Administrator may provide in any Award intended to qualify as a Section 162(m) Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) discontinued operations, (g) foreign exchange gains and losses, (h) gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225, or (i) an event either not directly related to the operations of Tutor Perini or not within the reasonable control of Tutor Perini’s management. To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

The Administrator retains the discretion to adjust otherwise payable Section 162(m) Award downward, either on a formula or discretionary basis or any combination, as the Administrator determines, in its sole discretion. However, Administrator does not have the authority to adjust upward any otherwise payable Section 162(m) Award.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Administrator, in its sole discretion.

Any Performance Goal may, as the Administrator, in its sole discretion deems appropriate, (i) relate to the performance of the Tutor Perini or any Subsidiary as a whole or any business unit or division of the Tutor Perini or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the applicable performance criteria over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other performance criteria, or (v) any combination of the foregoing.

The Administrator is under no obligation to structure Awards granted under the Amended Plan to qualify as 162(m) Awards and has the express authority to grant Awards that do not qualify as 162(m) Awards. Additionally, there is no guarantee that an Award that is intended to qualify as a 162(m) Award will so qualify in any particular circumstance. To maintain flexibility in compensating our executives, the Administrator reserves the right to use its judgment to grant or approve Awards or compensation that is non-deductible when the Administrator believes such Awards or compensation is appropriate.

Shareholder approval of the Amended Plan will also constitute approval of the material terms of the performance criteria under the Amended Plan for purposes of establishing the specific vesting targets for one or more 162(m) Awards under the Amended Plan.

Tax Withholding. Participants under the Amended Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to us shares of Common Stock having a value equal to the amount of such taxes.

Adjustments for Stock Dividends, Mergers, etc. The Amended Plan authorizes the Administrator to make appropriate adjustments to the number of shares of Common Stock that are subject to the Amended Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of Tutor Perini, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, upon the effective time of any such transaction, the Amended Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

Amendments and Termination. The Board may at any time amend or discontinue the Amended Plan and the Administrator may at any time amend or cancel any outstanding award, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent subject to certain exceptions. These exceptions permit the Administrator to amend outstanding awards to adjust for the occurrence of certain unusual or non-recurring events and to conform to legal requirements without the written consent of the award recipient. . Any amendments that materially change the terms of the Amended Plan, including any amendments that increase the number of shares reserved for issuance under the Amended Plan, expand the type of awards available, materially expand the eligibility to participate or materially extend the term of the Amended Plan, or materially change the method of determining fair market value, will be subject to approval by our shareholders. To the extent required by the Code to ensure that options granted under the Amended Plan qualify as incentive options or that compensation earned under awards granted under the Amended Plan qualify as performance-based compensation under the Code, Amended Plan amendments shall be subject to approval by our shareholders.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Amended Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and Tutor Perini will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to Tutor Perini.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of Common Stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of Common Stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), Tutor Perini generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and Tutor Perini will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), Tutor Perini will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Certain Other Tax Issues. In addition to the matters described above, (i) any entitlement to a tax deduction on the part of Tutor Perini is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Amended Plan may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes. Officers and directors of Tutor Perini subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

The Amended Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Amended Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

Grants and Awards as of December 31, 2013

As of December 31, 2013, the following outstanding awards have been granted under the Current Plan to each of the executive officers named below, all current executive officers as a group, all non-employee directors as a group, and all other employees, respectively:

	Options Awards		Stock Awards
			Number of
	Number of		Unearned Shares
	Securities Underlying	Weighted-Average	Units or Rights
	Unexercised Unearned	Option Exercise	That Have	Market Value
	Options	Price	Not Vested	at 12/31/13
Name	(#)	($/Share)	(#)	($)
Ronald N. Tutor	675,000	14.35	675,000	17,752,500
Michael J. Kershaw	15,000	11.31	60,000	1,578,000
Robert Band	—	—	—	—
Craig W. Shaw	—	—	15,000	394,500
James A. Frost	200,000	14.03	200,000	5,260,000
Total executive officers	890,000	14.23	950,000	24,985,000
Non-employee directors	—	—	—	—
All other employees	290,000	14.76	479,168	12,602,118
Total Outstanding	1,180,000	14.36	1,429,168	37,587,118

Future Plan Awards. The terms and number of options or other awards to be granted in the future under the Amended Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or non-employee directors cannot be determined at this time.

As of September 24, 2014, the closing price on the New York Stock Exchange of the Company’s Common Stock was $28.00 per share.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2013, certain information related to the Company’s equity compensation plans.

Number of securities
	Number of securities	Weighted-average	remaining available for
	to be issued upon	exercise price	future issuance under
	exercise of outstanding	of outstanding	equity compensation
	options, warrants	options, warrants	plans (excluding securities
Plan Category	and rights	and rights	reflected in column (a))
	(a)	(b)
Equity Compensation Plans
Approved by Security Holders:	3,414,168	17.30	330,286
2004 Stock Option and Incentive Plan

Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	3,414,168	17.30	330,286

(a)	This amount includes 2,095,000 shares covered by outstanding stock options and 1,319,168 shares covered by outstanding restricted stock unit awards.
(b)

The weighted-average exercise price of awards outstanding under equity compensation plans approved by security holders reflected in column (b) above is calculated based on the outstanding stock options under these plans as the other forms of awards outstanding have no exercise price.

Supplemental Information on Equity Compensation Plan Grants

The Company manages equity awards to market competitive levels to ensure that the overall compensation program attracts, retains and motivates our employees. Burn rate is generally calculated as (a) all non-performance-based stock options, restricted stock and restricted stock units granted in a fiscal year, plus (b) actual performance-based stock options and shares vested in a fiscal year, divided by (c) the weighted-average common shares outstanding for that fiscal year.

The following table sets forth information regarding awards granted and earned, the burn rate for each of the last three fiscal years, and the average burn rate over the last three years.

Burn Rate

	FY 2011	FY 2012	FY 2013	3-Year Average
Service-based stock options granted	290,465	15,000	—	101,822
Actual performance-based stock options earned	360,465	293,333	246,668	300,155
Service-based restricted stock and restricted stock units granted	105,000	15,000	15,000	45,000
Actual performance-based restricted stock, restricted stock units and performance shares earned	233,333	269,998	821,666	441,666
Weighted-average common shares outstanding	47,225,704	47,469,536	47,851,082	47,515,441
Burn Rate	2.09%	1.25%	2.26%	1.87%

Required Vote

The affirmative vote of a majority of the votes duly cast is required to approve this Proposal 1.

THE TUTOR PERINI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED TUTOR PERINI CORPORATION LONG-TERM INCENTIVE PLAN.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Because we are soliciting shareholder approval of an amendment to an employee equity compensation plan in Proposal 1, SEC rules require us to include an “Executive Compensation” section in this proxy statement. Except for minor conforming changes and supplemental information provided on pages 20 and 24 regarding certain incentive compensation equity grants made in March 2014, the following section is identical to the Executive Compensation section that appeared in our proxy statement for our 2014 Annual Meeting of Shareholders held in May 2014. At our 2014 Annual Meeting of Shareholders, 44% of the votes cast by our shareholders supported the executive compensation of our named executive officers. As such, our shareholders by majority vote did not approve, on a non-binding advisory basis, of the executive compensation of our named executive officers. Tutor Perini continues its shareholder outreach program to seek feedback regarding our executive compensation policies in order to inform future executive compensation decisions.

Introduction

This discussion addresses executive compensation in 2013 for our named executive officers (“NEOs”), who are:

•	Ronald N. Tutor – Chairman of the Board and Chief Executive Officer;
•	Michael J. Kershaw – Executive Vice President and Chief Financial Officer;
•	Robert Band – Director, President and CEO of the Management Services Group;
•	James A. Frost – Executive Vice President and CEO of the Civil Group; and
•	Craig W. Shaw – Executive Vice President and CEO of the Building Group.

In this Compensation Discussion and Analysis ("CD&A"), we first provide a summary of our executive compensation practices. Next, we discuss Tutor Perini's history, evolution, and market position, as they factor into the Company’s executive compensation practices. We then provide an overview of our 2013 business highlights and discuss the results of the 2013 advisory vote on our executive compensation and the various actions taken and changes made in response to the advisory vote results. Finally, we discuss the Company’s compensation philosophy, including the process which the Compensation Committee follows in deciding how to compensate Tutor Perini's NEOs, and provide an overview and details regarding the elements of compensation and targets of Tutor Perini's compensation program.

Tutor Perini’s core compensation philosophy is one of pay for performance whereby incentive compensation to our executive officers is based on the achievement of financial goals that the Compensation Committee and our Board believe are critical to enhancing shareholder value.

Executive Compensation Practices

Tutor Perini’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of our business. Below is a summary of compensation practices we have implemented to drive performance in alignment with shareholder interests, followed by a list of those we do not practice.

What We Do:

Pay-for-Performance Philosophy – The majority of executive compensation is performance-based and is tied to our financial performance. We utilize aggressive performance targets to provide our executives strong incentives for optimal achievements.  As a result, it is not uncommon for our NEOs to earn significantly less than their potential targeted total compensation in a given year.  See page 21 for further details.

Ongoing Shareholder Outreach Program – We maintain an open and regular dialogue with our large institutional shareholders to glean insights regarding their views and opinions about our executive compensation programs, and to provide the Company’s compensation perspectives.  See page 18 for further details.

Double-Trigger Equity Acceleration upon a Change-in-Control – Since June 2012, all new long-term incentive award grants have provided for accelerated vesting upon a change-in-control only if the executive is involuntarily terminated (without “Cause”) in conjunction with that change-in-control.

Stock Ownership Policy – NEOs must acquire and hold Tutor Perini stock worth three to six times their base salary within five years of appointment. As of the most recent measurement date, all NEOs met or exceeded these requirements.

Stock Retention Policy – NEOs, as well as outside directors and other executives designated by the Compensation Committee, are required to maintain ownership of at least 75% of net shares acquired via grants of equity-based compensation until they are no longer with the Company. As of the most recent measurement date, all NEOs, outside directors and other executives so designated by the Compensation Committee were in compliance with this policy.

Clawback Policy – NEOs are subject to a clawback policy that applies in the event of certain financial restatements.

Mitigation of Undue Risk – Our compensation plans have provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, and Board and management processes to identify risk. We do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

Independent Executive Compensation Consultant – The Compensation Committee worked with an independent executive compensation consultant on matters related to 2013 proxy statement and the Company’s compensation programs and practices. The consultant provided no other services to Tutor Perini.

What We Don’t Do:
No Excise Tax Gross-Ups Upon Change-in-Control – As of September 2013, the Company does not and will not provide any 280G excise tax gross-up benefits upon a change-in-control.
No Repricing of Underwater Stock Options
No Discounted Stock Option Grants
No Permitted Hedging, Short Sales, or Derivative Transactions in Company Stock

Tutor Perini’s History, Evolution, and Market Position Factor into our Executive Compensation Practices

We believe it is helpful for shareholders to understand Tutor Perini’s unique history and evolution in the markets in which it competes, as it factors into the Company’s executive compensation views and practices. Tutor Perini was formed through the merger in 2008 between Perini Corp., a publicly held construction company based in Framingham, Massachusetts and Tutor-Saliba Corp. based in Sylmar, California. Prior to the merger, Mr. Tutor had been the owner, President and Chief Executive Officer of Tutor-Saliba for many years. In the late 1990s, the board of directors of Perini Corp. requested the assistance of Mr. Tutor in restructuring Perini Corp., which was then in extreme financial distress. Mr. Tutor became Perini’s Chairman and Chief Executive Officer. Through the late 1990s and into the mid-2000s, while continuing to successfully manage and grow his privately held company, Mr. Tutor was instrumental in successfully restructuring the Perini organization and returning it to financial health and improved operational performance. During this period, Mr. Tutor was compensated minimally for his efforts in assisting Perini. In fact, his level of compensation was insufficient to fully cover expenses incurred in his travels back and forth between his west coast business and east coast Perini. Mr. Tutor’s successful role in Perini’s corporate survival and return to prosperity was evidenced in 2005 when Forbes magazine named Perini Corp. to its list of the Best Managed Companies in America.

In 2007, when Mr. Tutor was contemplating an initial public offering for Tutor-Saliba, the board of Perini asked him to consider a merger between the two companies rather than a separate IPO. The rationale was that the two companies were highly complementary and together could address even larger, more complex projects than they could individually. Additionally, Mr. Tutor was already completely familiar with the operations, markets, and opportunities of both firms. Mr. Tutor agreed and the merger was completed in September 2008. The newly combined company changed its name to Tutor Perini Corporation in 2009.

Since the merger, Mr. Tutor has been the key driving force—both strategically and operationally—behind the Company’s growth and evolution into a stronger, vertically integrated, and broader geographic player in the market. While the financial crisis in 2008 and the resultant recession created a significant negative impact on the traditional markets in which the Company competed, Mr. Tutor saw it as an opportunity to make a number of strategic acquisitions which diversified our capabilities and helped us continue our growth despite the extremely weak building market environment in 2011 and 2012.  Through these acquisitions and other strategic decisions, including a refocus led by Mr. Tutor from the Las Vegas market to the New York market, the Company has transformed from a firm primarily involved in lower-margin building work to one that today boasts a broad nationwide footprint with particular strength in the New York and east coast markets. Our growth is now driven by the largest volume of higher-margin civil and specialty contracting opportunities in decades. This shift and expansion is best illustrated by the change in the Company’s backlog and operating income mix among our groups from 2007 (the year prior to the merger with Tutor-Saliba) to 2013 as shown in the charts below.

Note:  In 2007, the Civil Group had an operating loss of $13.0 million and thus was excluded from the illustration above.

The success of our diversification and expansion efforts, and of Mr. Tutor’s involvement in our bidding efforts, continues to be evidenced by the numerous new, large, complex contract awards received in 2013. See “2013 Business Highlights” on page 18. Mr. Tutor plays an important role in the review and approval process of bids for many of the Company’s larger prospective civil projects.  Many of these contracts were won partly as a result of our integrated approach to bidding and executing large projects, which involves fully leveraging all of our civil, building, and specialty contracting capabilities.

At its core, Tutor Perini is a construction services company that competes with many other companies—both public and private—for projects and for executive talent. Our closest competitors for projects are primarily large privately held firms whose focus and revenues stem largely from construction services and less from providing design and engineering services. In contrast, the revenues of many of the larger publicly traded companies with which we sometimes compete are primarily consulting, design, architecture, and engineering services with some construction-related revenues. Our Board and executive management have found through various succession planning efforts that overall executive compensation levels at our privately held competitors tend to be higher compared with compensation levels at our publicly traded peers. While Mr. Tutor’s compensation is higher than the compensation levels of CEOs at several of the Company’s public peers, it is lower than the compensation levels of CEOs at our privately held peers and significantly lower than it was  at then privately held Tutor-Saliba.

The construction markets in which the Company operates are inherently cyclical and demand levels fluctuate significantly more than in the markets for consulting, engineering, and design services. Throughout these cycles, we strive to ensure that our executive compensation programs remain consistent with the competitive labor markets for executive talent, especially in comparison with the privately held peers with which we compete for projects and executive talent. The Compensation Committee considers private company compensation levels and construction market cyclicality and volatility important factors when assessing and understanding the Company’s executive compensation programs.

It is also important to note that the compensation arrangements for Mr. Tutor were negotiated in conjunction with the merger agreement and were necessary to secure his continued leadership role in the Company.  In merging with Tutor-Saliba in September 2008, we acquired enhanced opportunities for growth not available to the Company on a stand-alone basis through increased size, scale and management capabilities, complementary assets and expertise, immediate access to multiple geographic regions, and increased ability to compete for a large number of projects, particularly in the civil construction segment due to an increased bonding capacity.  Mr. Tutor’s value to the Company, both current and prospective, is a significant factor in the Compensation Committee’s decision-making process and plays strongly into the Compensation Committee’s views on the appropriateness of Mr. Tutor’s compensation.

2013 Business Highlights

2013 was a year of solid growth and improved profitability for Tutor Perini. During the year, we continued leveraging our broad geographic reach and enhanced self-perform capabilities through our integrated approach to bidding and executing projects, and were rewarded by winning several new major projects, such as the $840 million San Francisco Central Subway project, our $511 million share of the joint venture California High-Speed Rail design-build project, the $510 million Hudson Yards platform project, our approximately $200 million share of a joint venture bridge superstructure project between Minnesota and Wisconsin, two Wisconsin highway construction contracts collectively valued at $191 million, a $143 million concrete package for the South Tower at Hudson Yards, the $133 million Amtrak Tunnel project at Hudson Yards, a $102 million bridge project in New York, and a $100 million bus station redevelopment project in New York. As a result of these and other new contract awards, we grew our backlog by 24% year-over-year to $7 billion – the highest level since 2008.

Overall, the Company grew its revenue by 2% in 2013 compared to 2012. The revenue growth was driven by strong performance from our Civil segment, which grew its revenue by 8% year-over-year. The Company also experienced a significant improvement in its operating income compared to 2012. The Civil segment typically generates the highest margins across our business. Our Building and Specialty Contractor segments’ revenues were stable compared to 2012. Our Management Services segment experienced a 16% revenue decline due to reduced activity largely attributable to federal budgetary concerns and sequestration in 2013. Our operating margin for 2013 was 4.9% – the highest operating margin since 2010. This was driven, again, by strong performance from our Civil segment, which delivered an operating margin of 12.5% for the year, up more than 300 bps compared to its operating margin in 2012. Our Building segment recovered to a respectable operating margin of 1.6% for the year, compared to a slight loss in 2012. Our Specialty Contractors segment finished 2013 with an operating margin of 4.1%, which was slightly below longer-term expectations due to unfavorable execution on certain projects and reduced activity in one of its business units. Our Management Services segment’s operating margin for the year was 6.0%, stable compared to 2012.

In addition, through a strong and dedicated focus on cash generation and management throughout 2013, we were successful in generating $50.7 million of cash from operating activities and $8.4 million in free cash for the year – a significant improvement compared to 2012, when we used $67.9 million of cash from operating activities and used $109.2 million of free cash.

As a result of the Company’s strong financial performance in 2013, all but one of our group NEOs achieved and was paid his incentive compensation award for the year.  For more information, see “Incentive Compensation Plan – Annual Awards” starting on page 22.

Notably, Tutor Perini’s share price increased 92% in 2013 compared to a 23% increase in the NYSE Composite Index and a 26% average increase in the share price of the publicly traded companies in the Company’s 2013 Peer Group (see page 22 for the list of these companies).

2013 Advisory Vote on Executive Compensation

At our 2013 Annual Meeting of Shareholders, we held our third shareholder advisory vote on executive compensation. We received 38% shareholder approval of our executive compensation plans and programs. This vote represented the third consecutive year in which a majority of our shareholders voted against our executive compensation plans and programs. The Compensation Committee has taken into consideration these vote results in determining the executive compensation decisions and policies for 2013, and based on this consideration the Compensation Committee took the following actions: (i) continued conducting a shareholder outreach program and (ii) made important changes in our executive compensation programs and policies. Both of these actions are described in greater detail below.

Shareholder Outreach Program

Since 2012, we have conducted an ongoing shareholder outreach program to maintain discussions with and glean insights from our large shareholders regarding our executive compensation programs, and to provide insights to our shareholders regarding the Company’s unique evolution, history, and position in its industry, and the relative lack of comparability between Tutor Perini and other public companies in terms of its size, focus, and operations. Our outreach program has included several productive discussions regarding certain policy changes the Company has implemented over the past couple years in light of its recent advisory votes on executive compensation. Most recently, we invited our top 15 institutional shareholders, who collectively represented more than 50% of our outstanding shares, to a dialogue regarding their views, opinions, and proxy voting guidelines with respect to companies’ executive compensation programs and disclosures. As a result of that outreach, we held productive discussions with nine of these shareholders, who represented more than 30% of our shares. The discussions included topics such as CEO compensation, compensation disclosure, equity award vesting periods and performance-based vesting criteria and metrics, board and committee composition, talent management, acquisitions, and succession planning. The participants of Tutor Perini’s shareholder outreach team have generally consisted of our Lead Director and Compensation Committee Chair, our Chief Financial Officer, and our Vice President of Investor Relations. The Compensation Committee intends to continue this outreach program going forward to facilitate continued shareholder input into the Company’s compensation philosophy.

Summary of Changes to Executive Compensation

The principal changes to our executive compensation programs made by the Compensation Committee and the Company following our 2013 Annual Meeting of Shareholders are summarized below. These changes were made based upon information gathered from shareholders, executive officers, and Meridian Compensation Partners. The Board and the Compensation Committee will continue to explore additional ways in which Tutor Perini's executive compensation programs can be improved.

Additional Incentive Compensation Performance Metric

To increase the focus on cash generation while continuing to reward the achievement of pre-tax income performance targets, in 2013 the Company implemented an additional incentive compensation (bonus) performance metric based on the Company’s quality of earnings. This new metric will apply to our NEOs and to other employees who qualify for short-term incentive compensation. Historically, one of the significant components of the Company’s working capital and cash usage has been the financing of unapproved change orders and claims associated with various projects – both those that are ongoing as well as those that have largely been completed. Given the fact that a significant component of our work is lump sum fixed price, it is important that the Company manages that financial risk by clearly identifying changes in scope and pursuing entitlement to financial recovery through contractual change order processes. While these unapproved change orders and claims are being negotiated and finalized, the Company bears the burden of funding the associated costs. By incorporating a performance metric related to the successful negotiation and resolution of unapproved change orders and claims, over time, the Company expects to strongly motivate NEOs and other key project executives to more efficiently manage working capital and accelerate cash generation.

The first step is to assess whether the Company, Group, and/or business unit has achieved its pre-tax income target for the period.  If that target has been achieved, the second step will be to assess the percentage of pre-tax income associated with unapproved change orders and claims. If the Company’s, Group’s and/or business unit’s pre-tax income includes significant unapproved change orders and claims, then full payment of the bonus will not be made until either the change orders have been approved or the Company has successfully negotiated legally enforceable settlements.

New Criteria for Long-Term Equity Compensation Awards

In March 2014, the Compensation Committee approved a new policy and related criteria for the award of long-term equity incentives.  This new policy was implemented in response to requests by several of the Company’s largest shareholders for a different performance metric than pre-tax income to be used for long-term incentive compensation.  The new criterion is based upon the achievement of a forward 3-year cumulative consolidated amount of diluted earnings per share (EPS).  For the initial measuring year (2014), the level of diluted EPS required to earn the equity bonus will be linked to the Company’s announced 2014 EPS guidance.  In each successive year, the required diluted EPS level will be an amount reflecting a pre-determined percentage increase over the reported diluted EPS achieved in the prior year, subject to adjustment at the sole discretion of the Compensation Committee for the financial impact of significant one-time events that are not in the ordinary course of business (e.g., substantial settlements of prior-year claims).

Under the new policy, each of the awards shall be earned on a prorated basis to the following extent:

•	50% of the award earned if 80% of target is achieved
•	100% of the award earned if 100% of target is achieved
•	150% of the award earned if 120% of target is achieved

At the same time this new policy was approved, the Compensation Committee approved certain long-term incentive awards recommended by the Chairman and CEO subject to the new policy criteria. These awards consisted of the following, which will vest in March 2017 subject to achievement of the new criteria described above:

•	For Mr. Tutor – 150,000 restricted stock units and 150,000 stock options
•	For Mr. Frost – 100,000 restricted stock units and 100,000 stock options
•	For Mr. Kershaw – 30,000 restricted stock units
•	For Mr. Shaw – 30,000 restricted stock units

Increased Rigor in Performance Goals Related to Long-Term Equity Incentive Compensation

Previously, long-term equity incentive compensation awards were tied to the achievement of a 70% threshold based on target pre-tax income performance goals, which are set annually by the Compensation Committee. If the 70% threshold was achieved, 100% of the long-term equity incentive compensation award was earned and paid. In an effort to increase the rigor in performance goals related to our long-term equity incentive compensation, beginning in November 2013, the Company began incorporating sliding-scale award payouts and, in certain cases, a more rigorous (100%) threshold for the achievement and payout of such compensation.

For example, Mr. Tutor’s November 2013 award of 75,000 restricted stock units and 75,000 stock options are based on the achievement of between 70% and 100% of the Company’s 2014 target consolidated pre-tax income goal. Thus, if the Company achieves 70% of this goal in 2014, Mr. Tutor will earn and receive only 70% of the value of these awards, compared to previously having earned and received a full 100% of the value. These sliding-scale award payout provisions apply to the November 2013 incentive compensation awards granted to Messrs. Tutor, Shaw, and Kershaw, as detailed in “Long-Term Incentives” starting on page 23.

For Mr. Frost, his November 2013 award of 50,000 restricted stock units and 50,000 stock options is based on an even more rigorous performance threshold of 100% achievement of the Civil Group’s 2014 target pre-tax income goal. This higher performance threshold was implemented by the Compensation Committee to increase the rigor in achieving a high level of performance in the Civil Group, which typically generates the Company’s highest margins.

The following are several key policy elements of Tutor Perini’s Executive Compensation program:

Excise Tax Gross-Up: As of September 2013, the Company has no agreements in place that would provide excise tax gross-ups to any NEO in the event of a termination following a change-in-control, and the Company will not enter into any new agreements that would provide such gross-ups.

Stock Ownership Policy: The Company maintains a stock ownership policy whereby the Chief Executive Officer and the Chief Executive Officer’s direct reports are expected to maintain stock ownership levels dependent on their role. The Chief Executive Officer is subject to a guideline of six times base salary and executive officers that report directly to the Chief Executive Officer are subject to a guideline of three times base salary.

Stock Retention Policy: The Company maintains a policy requiring the Chief Executive Officer and the Chief Executive Officer’s direct reports to maintain ownership of at least 75% of net shares earned through future equity grants until termination of employment.

Clawback Provision: The Company maintains a clawback policy whereby any future short- and long-term incentive awards are subject to a clawback provision allowing the Company to recoup any incentives earned based on financial information that is later restated, in specific circumstances.

Anti-Hedging Provision: The Company maintains an anti-hedging policy that prohibits executive officers from hedging their position relative to Company stock they own.

Double-Trigger Equity Awards: The Company requires that any new equity grants will have a “double-trigger,” effectively requiring a qualifying termination of employment within 24 months following a change in control for any vesting/payout to be accelerated.

In addition to the changes to the executive compensation plans and programs discussed above, the Compensation Committee continues to maintain and demonstrate a commitment to a pay-for-performance philosophy. All annual bonuses and equity awards are generally performance-based, with the exception of sign-on and promotional awards used to recruit and retain top talent.

Compensation Philosophy

Our executive compensation plans and programs are intended to:

•

Provide a competitive pay opportunity to attract and retain the most qualified executive officers and key management employees who have the ability to secure and successfully complete the most profitable projects.

•

Provide total target compensation (i.e., the sum of base salary, target bonus opportunity and target long-term incentive opportunity) to our executive officers in the upper quartile of market pay particularly with respect to company peers and, in situations involving extraordinary performance and value to the Company, provide compensation to our executive officers that may reach toward the top end of the upper quartile of market pay at the Compensation Committee’s discretion.

•	Provide annual performance-based cash incentive to each of our executive officers that is aligned with the Company’s project business cycle and strategic objectives.
•	Provide an appropriate mix of performance-based compensation to align our executive officers’ interests with the achievement of the Company’s operating and financial goals.

In recognition of the cyclicality and variability of the construction industry, we believe that compensation focusing on both variable short-term and long-term corporate goals is appropriate for Tutor Perini and our shareholders. This incentive approach also provides greater rewards for higher performance and has been effective in retaining and motivating our highest-performing key executive talent. As a result, our compensation practices for our NEOs have a significant focus on annual “variable pay” incentive awards. Long-term incentive awards have periodically been granted to select executives when the Compensation Committee has determined an award to be appropriate based upon Company strategic goals, superior performance, and upon the value of the executive to the Company.

The Compensation Committee is guided by the above philosophy when making compensation decisions. The Compensation Committee reviews public and private company market data and evaluates each executive officer’s performance and value to Tutor Perini, balanced with providing a competitive pay package to encourage attraction and retention. Lastly, the Compensation Committee considers ways to appropriately focus the efforts of its executives on achieving Tutor Perini’s overall corporate goals and business strategies.

Pay for Performance

We believe that the results of the Company’s 2013 compensation plan reflect the Company’s pay-for-performance philosophy and alignment of its compensation philosophy with shareholder value creation given the variable industry in which we operate. Mr. Tutor’s amended employment agreement sets his target incentive cash bonus compensation at 60% of total target cash compensation (i.e., the sum of base salary and target annual bonus opportunity). Target incentive cash bonus compensation for our other executive officers has historically been set at 40-50% of total target cash compensation (depending upon the position). Additionally, with the exceptions of a restricted stock unit and stock option award granted to Mr. Kershaw in 2011 and 2012 that will vest in 2014 and 2016, all of our periodic equity grants to our executive officers during the past five years have been performance-based.

Our Compensation Committee strives to establish aggressive financial goals that motivate our NEOs to attain the levels of prospective work required to grow our business segments, and to effectively manage the execution of our current projects to ensure we achieve maximum profitability. For example, the consolidated pre-tax income performance target established for 2013 represented a 13% growth in the Company’s diluted earnings per share compared to 2012 (calculated on a non-GAAP basis).  The non-GAAP adjustments to the 2012 diluted earnings per share included a $376.6 million goodwill and intangible asset impairment charge which the Company recognized in the second quarter of 2012, a related $50.2 million tax benefit, a $2.7 million realized loss on the sale of certain auction rate securities and $3.6 million in discrete tax adjustments, and a $3 million (after-tax) litigation charge related to an adverse jury verdict.

Decision-Making Process

To execute the executive compensation strategy, the Compensation Committee works with management to determine compensation for the NEOs. The Compensation Committee believes that the CEO is best positioned to evaluate the performance of our other NEOs. Accordingly, the Compensation Committee works closely with Mr. Tutor in establishing the compensation of our NEOs, excluding himself. The CEO reviews performance of the executive officers and based on his assessment makes recommendations to the Compensation Committee for approval. The Compensation Committee also reviews the CEO’s performance and, based on his performance, makes pay recommendations to the Board for approval. Additionally, the Compensation Committee reviews competitive external market data.

Peer Group

In the second half of 2012, the Compensation Committee undertook a peer group review with the aim of optimizing the Company’s peer group for benchmarking and determining executive compensation in 2013. The Peer Group companies were selected based on various criteria considered by the Compensation Committee including industry, revenue and market capitalization size, and location. As a result of this peer group review and evaluation, the Compensation Committee selected the 2013 Peer Group shown below to be used in its assessment of the Company’s executive compensation in 2013 and for the foreseeable future. This Peer Group represents a current and accurate list of the public and private companies with which Tutor Perini competes for projects, as well as for executive talent and, unlike the previous peer group which the Company used from 2010 through 2012, the 2013 Peer Group does not include companies that are outside the Engineering and Construction industry with which we compete neither for projects nor for talent. The Compensation Committee utilizes this Peer Group to assess the relative competitiveness of the compensation for the Company’s NEOs.

The following table shows the companies included in the 2013 Peer Group:

2013 Peer Group
AECOM Technology Corp.	KBR, Inc.
The Babcock & Wilcox Co.	Kiewit Corp.*
Chicago Bridge & Iron Co.	McDermott International, Inc.
Dycom Industries	Parsons Corp.*
EMCOR Group, Inc.	PCL Constructors, Inc.*
Flatiron Construction Corp.*	Quanta Services, Inc.
Fluor Corp.	Skanska USA (part of Skanska AB)
Foster Wheeler AG	Sterling Construction Co.
Granite Construction Inc.	Tetra Tech, Inc.
Henkels & McCoy, Inc.*	Turner Construction Co.*
Jacobs Engineering Group, Inc.	URS Corp.

* Privately held peer

Elements of Compensation

Our executive compensation program relies on annual cash and stock based compensation to retain and motivate our NEOs. In addition, the Compensation Committee has granted stock based long-term incentive awards when deemed appropriate by the Compensation Committee based on strategic goals, superior performance, and value of the executive to the Company.

Base Salary

We provide market-competitive base salaries to fairly compensate our NEOs for the services that they provide during the year and to assist in retaining our NEOs. No changes were made in 2013 to base salaries of any of our NEOs.  Mr. Tutor’s base salary has not been increased since he entered into his employment agreement in 2008, and Mr. Band’s base salary has not been increased since 2008.

Incentive Compensation Plan—Annual Awards

The Compensation Committee believes that providing meaningful cash-based incentives provides executives with focus to achieve the Company’s strategic goals. To provide appropriate incentives to our NEOs, between 40% and 50% (depending upon the position) of their target annual cash compensation is comprised of an annual incentive bonus opportunity that is paid only if Tutor Perini achieves pre-established performance goals set by the Compensation Committee.

For the CEO, according to the terms of his employment agreement, Mr. Tutor’s target annual bonus opportunity represented approximately 60% of his total target annual cash compensation.

For 2013, the Compensation Committee established a target annual bonus opportunity for each NEO, stated as a percentage of each NEO’s base salary. The annual bonus was only payable if Tutor Perini achieved financial performance goals established at the beginning of the performance period by the Compensation Committee. For 2013, if Tutor Perini achieved 80% of the target goal, each NEO would receive 80% of his target annual bonus amount. If Tutor Perini achieved between 80% and 100% of this goal, each NEO would receive between 80% and 100% of his target annual bonus amount. With the exception of Mr. Tutor, each NEO’s annual bonus was capped at 100% of his applicable target bonus.

The table below shows the threshold, target and maximum bonus opportunities as a percentage of the executive’s base salary:

	Threshold	Target	Maximum
R. Tutor	100%	150%	215%
M. Kershaw	60%	75%	75%
R. Band	80%	100%	100%
J. Frost	80%	100%	100%
C. Shaw	80%	100%	100%

The dollar amounts corresponding to these percentages are included in the table captioned “Grants of Plan-Based Awards Table” on page 28.

For 2013, the Compensation Committee selected pre-tax income as the applicable performance metric for the annual bonus plan. The rationale for using pre-tax income centers upon the fact that operating results in the construction industry are project-driven, and as a result there may be fluctuations in earnings depending upon the cycle and mix of projects. However, the common goal in managing the Company’s operations is the maximization of pre-tax income, which best aligns with the goal of shareholder value creation. Furthermore, the Compensation Committee believes that a focus on pre-tax income maximization encourages executives to both obtain new projects for Tutor Perini and to complete Tutor Perini’s projects on a cost efficient basis. The applicable targets set by the Compensation Committee and the actual performance as calculated based on the plan formula for 2013 were as follows:

	Target Amount	2013 Results (a)	Achievement
(Dollars in thousands)	($)	($)	(%)
Consolidated	148,000	153,000	103%
Civil Group	120,000	149,000	124%
Building Group	22,000	30,000	136%
Management Services Group – excludes certain subsidiaries	5,000	700	14%

a)	Amounts above exclude the impact of $13.1 million of amortization expense associated with intangible assets that was also excluded from the targets established.

Mr. Tutor’s and Mr. Kershaw’s 2013 annual bonuses were based solely on the achievement of the consolidated pre-tax income target. Mr. Frost’s annual bonus was based on the achievement of the Civil Group target, and Mr. Shaw’s annual bonus was based on the achievement of the Building Group target. Mr. Band did not earn his annual bonus because the Management Services Group did not achieve its pre-tax income target. Importantly, there were no discretionary bonuses paid to any NEO for 2013 performance.

Long-Term Incentives

Periodic, non-annual grants of long-term incentives have played a significant role in our executive compensation program because of our long held belief that due to the cyclical nature of our business, year-to-year annual incentives better focus our executives on achieving Tutor Perini’s quickly moving performance objectives. Historically, the Compensation Committee has made periodic equity grants to select key executives based upon Company strategic goals, executive performance, and upon the value of the executive to the Company. Not all executives receive equity grants.

The Compensation Committee has historically used pre-tax income as the annual performance goal for performance-based equity awards and, as mentioned above, the rationale for using pre-tax income centers upon the fact that operating results in the construction industry are project-driven, and as a result there may be fluctuations in earnings depending upon the cycle and mix of projects.  The common goal in managing the Company’s operations is the maximization of pre-tax income which best aligns with the goal of shareholder value creation. As mentioned above, the Compensation Committee believes that a focus on pre-tax income maximization encourages executives to both obtain new projects for Tutor Perini and to complete Tutor Perini’s projects on a cost-efficient basis.  Typically, equity is awarded to certain executives, subject to achievement of annual performance measures.  Consistent with prior years, the Compensation Committee selected pre-tax income as the performance measure for 2013. As previously mentioned, the Compensation Committee has recently implemented new criteria for long-term equity compensation awards and increased the rigor in the performance goals tied to these awards.  See “Summary of Changes to Executive Compensation” starting on page 19.

However, in response to requests by several of the Company’s largest shareholders for a different performance metric than pre-tax income to be used for long-term incentive compensation, in March 2014, the Compensation Committee approved a new policy and related criteria for the award of long-term equity incentives.  The new criterion is based upon the achievement of a forward 3-year cumulative consolidated amount of diluted earnings per share (EPS).  See page 19 for further detail on the new policy.

Equity Grants Made to Mr. Tutor

Under the terms of Mr. Tutor’s 2009 equity award agreement, the Company granted to Mr. Tutor in 2013, 150,000 restricted stock units and 150,000 stock options that will vest subject to the achievement of 2014 pre-tax income performance set by the Compensation Committee.

In November 2013, the Company awarded to Mr. Tutor 75,000 restricted stock units and 75,000 stock options subject to the achievement, on a sliding-scale basis, as previously mentioned, of a 2014 annual financial goal for the Company. This financial goal was set by the Compensation Committee in March of 2014 and, as such, these awards are considered “granted” from an accounting perspective in 2014, as opposed to in 2013. For this reason, these grants are not listed in the Grants of Plan-Based Awards Table on page 28. They will, however, be reported in the Grants of Plan-Based Awards Table in our 2015 proxy statement. The Compensation Committee considered these awards to be a consistent incentive with Mr. Tutor’s previous awards and an important step to assure that Mr. Tutor remains committed to serving the Company through the continued execution of our strategic goals including the vertical integration of our recent acquisitions and our focus on acquiring higher margin, large complex public works projects.

As mentioned on page 20, in March 2014, the Company awarded to Mr. Tutor 150,000 restricted stock units and 150,000 stock options subject to the achievement of a forward 3-year cumulative EPS goal which was set by the Compensation Committee at the time of award. The Compensation Committee considered these awards, as well as the awards made concurrently to Messrs. Frost, Kershaw, and Shaw, consistent with its plan to include, per our shareholders’ request, a new and different performance metric than pre-tax income to be used for long-term incentive compensation.

Equity Grants Made to Mr. Frost

In November 2013, the Compensation Committee approved a performance-based award of 50,000 restricted stock units and 50,000 stock options to Mr. Frost that will vest subject to a 100% achievement of a 2014 Civil Group pre-tax income target, which was set in November 2013.

As mentioned on page 20, in March 2014, the Company awarded to Mr. Frost 100,000 restricted stock units and 100,000 stock options subject to the achievement of a forward 3-year cumulative EPS goal which was set by the Compensation Committee at the time of award.

Equity Grants Made to Mr. Kershaw

In November 2013, the Compensation Committee approved a performance-based award of 15,000 restricted stock units to Mr. Kershaw that will vest subject to the achievement, on a sliding-scale basis, as previously mentioned, of a 2014 annual financial goal for the Company. This financial goal was set in March 2014 and, as such, this award is considered “granted” from an accounting perspective in 2014, as opposed to in 2013. For this reason, this grant is not listed in the Grants of Plan-Based Awards Table on page 28. It will, however, be reported in the Grants of Plan-Based Awards Table in our 2015 proxy statement.

As mentioned on page 20, in March 2014, the Company awarded to Mr. Kershaw 30,000 restricted stock units subject to the achievement of a forward 3-year cumulative EPS goal which was set by the Compensation Committee at the time of award.

Equity Grants Made to Mr. Shaw

In November 2013, the Compensation Committee approved a performance-based award of 15,000 restricted stock units to Mr. Shaw that will vest subject to the achievement, on a sliding-scale basis, as previously mentioned, of a 2014 Building Group pre-tax income target. This financial goal was set in March 2014 and, as such, this award is considered “granted” from an accounting perspective in 2014, as opposed to in 2013. For this reason, this grant is not listed in the Grants of Plan-Based Awards Table on page 28. It will, however, be reported in the Grants of Plan-Based Awards Table in our 2015 proxy statement.

As mentioned on page 20, in March 2014, the Company awarded to Mr. Shaw 30,000 restricted stock units subject to the achievement of a forward 3-year cumulative EPS goal which was set by the Compensation Committee at the time of award.

Retirement Benefits

Tutor Perini does not provide additional retirement benefits to executive officers beyond what is offered to all employees.

Perquisites

We provide certain perquisites to our executives because of the demand in time and travel required in their leadership across multiple businesses in multiple geographical locations.  We only provide these perquisites where we feel there is a business need.  The perquisites afforded to each of our NEOs include vehicle usage and allowances, insurance policy coverage, relocation expense reimbursement, and housing allowance during a period of relocation.

Mr. Tutor continues to be entitled to 150 hours of flying time per calendar year of personal use of Tutor Perini’s business jet. This benefit was negotiated during the merger with Tutor-Saliba, which resulted in the Company purchasing its business jet at an approximate $30 million discount from its appraised value. For safety reasons, productivity maximization, and cost control, the Company continues to provide Mr. Tutor with a driver and reimburses Mr. Tutor for certain operational costs.

Additionally, the Compensation Committee has approved to provide limited personal financial services for Mr. Tutor as long as he uses Company resources and no outside expenses are incurred.

Severance Benefits

As of December 31, 2013, Mr. Tutor and Mr. Frost are eligible for severance benefits beyond what is afforded to all employees. The Compensation Committee determined their benefits in accordance with their respective employment agreements. Mr. Tutor and Mr. Frost would each receive certain compensation in the event of termination by the Company without “Cause” or if either of them terminates his employment for “Good Reason”.  We have provided these severance benefits to retain Mr. Tutor and Mr. Frost giving consideration to their years of service and dedication to the Company.  These severance benefits also provide Mr. Tutor and Mr. Frost an incentive to remain with the Company in the event of a change in control in order to obtain the best terms for the shareholders of the Company and to reduce their concerns regarding future employment following a change in control. For more information, see “Termination Benefits – Potential Payments Upon Termination or Change in Control” starting on page 31.

Employment Agreements

In September 2008, the Company entered into an employment agreement with Mr. Tutor to have him serve as the Chairman of the Board and Chief Executive Officer of the Company.  Through this agreement, the Company has retained Mr. Tutor’s extraordinary leadership and management capabilities, which are important for the growth of the Company going forward.  A revised and amended employment agreement was negotiated in June 2012. For a description of material terms of Mr. Tutor’s employment agreement, see pages 31 through 33.

In March 2011, the Company entered into an employment agreement with Mr. Frost to have him serve as Executive Vice President and Chief Executive Officer of the Civil Group of the Company.  For a description of material terms of Mr. Frost’s employment agreement, see pages 33 through 34.

Impact of Accounting and Tax Treatment

We believe that the primary goals of our executive compensation program are to attract and retain valued and important NEOs, to clearly identify for our NEOs the corporate goals and objectives important to Tutor Perini, to motivate our NEOs to achieve these goals and to fairly reward our NEOs for achieving these goals. Accordingly, the accounting and tax treatment of our executive compensation program, while important, is not a determining factor in structuring our program. We appropriately account for our executive compensation and, to the extent consonant with the goals of our executive compensation program, we attempt to structure our executive compensation program to preserve the deductibility of amounts paid to our NEOs. In certain instances, however, we believe that it is in our best interest and that of our shareholders, to have the flexibility to pay compensation to our NEOs that is not tax deductible in order to provide a compensation package consistent with our objectives.

Compensation Program Risk Assessment

Management and the Compensation Committee reviewed the Company’s incentive compensation plans and programs and concluded that the plans and programs do not create risks that are reasonably likely to have a materially adverse effect on the Company. The review identified several risk mitigating factors, such as capped incentive payouts, clawback provisions, and independent Committee oversight of plans and programs. Additionally, the review identified a clearly articulated philosophy and peer group, use of competitive market data, and an effective use of cash and strategic equity grants which all contribute to a balanced pay program.

Executive Compensation

The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011.

							Change in
							Pension
							Value and
							Nonqualified
Name and						Non-Equity	Deferred
Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($) (6)	($)
Ronald N. Tutor	2013	1,500,058	—	2,895,000	1,038,750	2,404,538	—	882,726	8,721,072
Chairman and Chief	2012	1,500,058	750,029	2,323,500	843,000	—	—	416,092	5,832,679
Executive Officer	2011	1,500,000	—	3,654,000	2,002,500	2,612,600	—	702,800	10,471,900

Michael J. Kershaw	2013	550,021	—	—	—	412,516	—	38,530	1,001,067
Executive Vice	2012	529,183	264,591	169,650	89,136	—	—	45,679	1,098,239
President, CFO	2011	140,200	250,000	372,600	—	97,600	—	25,600	886,000

Robert Band	2013	600,024	—	—	—	—	(139,496)	59,822	520,350
President, CEO	2012	600,024	—	—	—	—	28,842	58,132	686,998
Management	2011	600,000	—	—	—	597,200	96,000	80,149	1,373,349
Services Group

James A. Frost	2013	724,999	—	1,110,000	541,000	724,999	—	85,366	3,186,364
Executive Vice	2012	724,999	513,777	562,000	—	565,782	—	94,337	2,460,895
President, CEO	2011	714,600	—	1,218,000	—	—	—	80,250	2,012,850
Civil Group

Craig W. Shaw	2013	600,024	—	—	—	600,024	(96,370)	10,328	1,114,006
Executive Vice	2012	600,000	—	—	—	—	148,596	12,618	761,214
President, CEO	2011	600,000	—	—	—	597,146	228,444	12,393	1,437,983
Building Group

(1)	The current annual base salaries for our NEOs are: Mr. Tutor, $1,500,000; Mr. Kershaw, $600,000; Mr. Band, $600,000; Mr. Frost, $800,000 and Mr. Shaw, $650,000.
(2)	Amounts represent discretionary bonuses.
(3)

Stock award amounts are based on the fair value of restricted stock units on the date of grant valued at the closing market price of the Common Stock on that date.  The awards were granted under the Tutor Perini Corporation Long-Term Incentive Plans discussed in “Long-Term Incentives” starting on page 23. Option award amounts represent the grant date fair value on the date of grant and are based on the Black-Scholes option pricing model.  The exercise price of these options is equal to the closing price of the Common Stock on the date of award approval by the Compensation Committee.  The assumptions used to value stock options can be found in Note 11 – Stock-Based Compensation to our Consolidated Financial Statements contained in the 2013 Annual Report to Shareholders.  The options were granted under the Tutor Perini Corporation Long-Term Incentive Plan.

(4)

These amounts represent payments made in 2014, 2013 and 2012, based on attainment of pre-tax income goals for 2013, 2012 and 2011 under our incentive compensation plans discussed in “Incentive Compensation Plan –Annual Awards” starting on page 22.

(5)

Tutor Perini has a non-contributory defined benefit pension plan which was “frozen” as of June 1, 2004, which means that final average earnings and years of service will be determined as of June 1, 2004 for purposes of calculating future benefits. Certain pension benefits payable have been augmented by a benefits equalization plan, or BEP, which was also frozen on June 1, 2004. The amounts presented here represent the difference between the present value of the benefits payable from the pension plan and the BEP as of December 31, 2013, 2012 and 2011, as compared to December 31, 2012, 2011 and 2010. The present values were calculated using the discount rates used to compute our pension benefit obligations at year end, which were 4.47%, 3.58%, 4.10% and 5.18%, for December 31, 2013, 2012, 2011 and 2010, respectively. As the plans are frozen, the change in pension value above is primarily caused by the change in the discount rate and the present value effect of the individual being one year closer to normal retirement age.  Messrs. Tutor, Kershaw, and Frost do not participate in these plans.  The present value of accrued benefits decreased in 2013 mainly due to the increase in the discount rate from 3.58% as of December 31, 2012, to 4.47% as of December 31, 2013.

(6)	The following table describes the components of “All Other Compensation” for fiscal year 2013, and the footnotes to follow discuss the valuation methodologies used for each component.

	Ronald N.	Michael J.	Robert	James A.	Craig W.
	Tutor	Kershaw	Band	Frost	Shaw
(a) Personal use of corporate aircraft	$798,948	$—	$—	$—	$—
(b) Personal financial services	23,437	—	—	—	—
(c) Vehicle expenses	60,341	25,419	33,201	29,868	5,078
(d) Company paid insurance premiums	—	7,861	21,371	50,248	—
(e) Company contributions to 401(k)	—	5,250	5,250	5,250	5,250
Total	$882,726	$38,530	$59,822	$85,366	$10,328

(a)

Personal use of corporate aircraft – As discussed on page 31 under “Employment Agreements”, Mr. Tutor is entitled to 150 hours of flying time per calendar year of personal use of Tutor Perini’s business jet.  The incremental cost to the Company in providing this benefit was calculated based on actual costs incurred for landing and parking fees, catering costs, flight crew member costs and taxes plus an estimate of fuel costs incurred based on the personal hours used multiplied by an estimated cost per gallon of fuel consumed.

(b)

Personal financial services - As discussed on page 31 under “Employment Agreements”, Mr. Tutor is entitled to an allowance covering life insurance and/or personal financial services.  The personal financial services are for accounting and tax matters provided by Company personnel as opposed to outside parties.  The incremental cost to the Company in providing the personal financial services was calculated based on the number of hours personnel worked on Mr. Tutor’s personal financial matters multiplied by their applicable salaried wage rate plus fringe benefits.

(c)

Vehicle expenses –We provide each of our NEOs with Company vehicles and/or a car allowance for business and personal use.  The incremental cost was calculated as 100% of lease or depreciation expense on the vehicles plus any fuel and repairs and maintenance that the Company has reimbursed the NEO, or the amount of the car allowance that the NEO has been paid, plus our estimate of the incremental cost in providing a driver to Mr. Tutor.  The incremental cost for the driver was based on the driver’s salary offset by an estimate of cost to provide Mr. Tutor with transportation for business purposes.  It should also be noted that the Company has provided Mr. Frost with a driver, however there was no incremental cost included in the table above as the driver’s salary was offset by an estimate of the costs to provide Mr. Frost with transportation for business purposes that approximated the driver’s salary.

(d)

Company paid insurance premiums – These amounts are the premiums paid for supplemental life and short-term disability insurance policies for our NEOs and represent the costs of programs that are not available generally to all salaried employees.

(e)	Company contributions to 401(k) – These amounts are our contributions to our 401(k) plan.

Grants of Plan-Based Awards Table (as of Fiscal 2013 Year-End)

									All		Grant
									Other		Date
									Option		Fair
								All Other	Awards:	Exercise	Value of
		Estimated Future Payouts			Estimated Future Payouts			Stock	Underlying	or Base	Stock
		Under Non-Equity			Under Equity Incentive			Awards:	# of	Price of	and
		Incentive Plan Awards (1)			Plan Awards (2)			# of Shares	Securities	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	($)
R. Tutor		1,500,058	2,250,087	3,225,125	—	—	—	—	—	—	—
(3)	3/28/2013	—	—	—	—	150,000	—	—	—	—	2,895,000
(3)	3/28/2013	—	—	—	—	150,000	—	—	—	20.33	1,038,750

M. Kershaw		330,013	412,516	412,516	—	—	—	—	—	—	—

R. Band		480,019	600,024	600,024	—	—	—	—	—	—	—

J. Frost		579,999	724,999	724,999	—	—	—	—	—	—	—
(4)	11/13/2013	—	—	—	—	50,000	—	—	—	—	1,110,000
(4)	11/13/2013	—	—	—	—	50,000	—	—	—	22.20	541,000

C. Shaw		480,019	600,024	600,024	—	—	—	—	—	—	—

(1)

The Non-Equity Incentive Plan is discussed under “Incentive Compensation Plan-Annual Awards” starting on page 22. These awards were granted in March 2013 contingent upon the attainment of 2013 pre-tax income goals. The related goals were established by the Compensation Committee following consultation with management, and were set at a level that the Compensation Committee believed was achievable with a high level of effort. As discussed above, the goals were met at various levels of the applicable targets, and the Compensation Committee voted to make the payout at the applicable percentage according to the Incentive Compensation Plan formula to the above individuals in March 2013, consistent with the terms of the Incentive Compensation Plan.

(2)

The Equity Incentive Plan, which consists of the Tutor Perini Corporation Long-Term Incentive Plan, is discussed under “Long-Term Incentives” on starting on page 23. The restricted stock units awarded are valued at the closing price of the Common Stock on the grant date.

(3)

In May 2009 awards granted to Mr. Tutor included 750,000 restricted stock units and 750,000 stock options which vest in five equal annual tranches of 150,000 restricted stock units and 150,000 stock options from 2010 to 2014 based on the achievement of pre-tax income goals set each year. Accordingly, the grant date fair value of the fifth tranche that was granted in 2013 is reflected above. The stock options are exercisable at a price equal to the closing price on the date of award approval by the Compensation Committee, and are valued based on the Black-Scholes option pricing model. These stock options expire in May 2019.

(4)

The November 2013 award to Mr. Frost included 50,000 restricted stock units and 50,000 stock options which will vest in 2015 subject to performance metrics as discussed under “Long-Term Incentives” starting on page 23.  Accordingly, the grant date fair value of the restricted stock unit award is valued at the closing price of the Company’s Common Stock on the grant date.

Outstanding Equity Awards at Fiscal 2013 Year-End Table

	Options Awards (1)					Stock Awards (2)
			Equity
			Incentive
			Plan Awards:				Market	Equity Incentive	Equity Incentive
	Number of	Number of	Number of			Number of	Value of	Plan Awards:	Plan Awards:
	Securities	Securities	Securities			Shares or	Shares or	Number of	Market or Payout
	Underlying	Underlying	Underlying			Units of	Units of	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Units or Rights	Shares, Units or
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	That Have Not	Other Rights That
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested (3)	Have Not Vested
	(#)	(#)	(#)	($/Share)		(#)(3)	($)	(#)	($)
Ronald N. Tutor	600,000	150,000	—	20.33	5/28/2019	150,000	3,945,000	—	—
Michael J. Kershaw	—	—	15,000	11.31	5/30/2022	—	—	15,000	394,500
Michael J. Kershaw	—	—	—	—	—	—	—	30,000	789,000
Robert Band	75,000	—	—	12.54	11/19/2018	—	—	—	—
James A. Frost	100,000	—	—	26.19	9/5/2018	—	—	—	—
James A. Frost	—	—	50,000	22.20	11/13/2023	—	—	50,000	1,315,000
Craig W. Shaw	50,000	—	—	12.54	11/19/2018	—	—	—	—

(1)

As discussed previously, Mr. Tutor was awarded 750,000 options that will vest in five equal annual tranches of 150,000 options each from 2010 to 2014 based upon the achievement of pre-tax income goals set each year. The first, second, third and fourth tranches were earned in 2009, 2010, 2011 and 2012, and vested in 2010, 2011, 2012 and 2013, respectively. These tranches have not been exercised.  The fifth tranche was earned in 2013 and vested in March 2014. Mr. Kershaw’s 15,000 options will vest upon his continued employment through December 31, 2016.  The options for Messrs. Band and Shaw vested in November 2013. 100,000 of Mr. Frost’s options vested in September 2013, and 50,000 of Mr. Frost’s options will vest in March 2015 upon the achievement of a pre-tax income goal set for 2014.

(2)	Value is based on the Company’s Common Stock’s closing market price of $26.30 on December 31, 2013.
(3)

Vesting of the stock awards is scheduled according to the table below.  In 2013, Mr. Frost was awarded 50,000 restricted stock unit awards which will vest in 2015 subject to performance metrics as discussed under “Long-Term Incentives” on pages 23 through 24.

	March		Oct		March		Dec
	2014		2014		2015		2016		Total
Ronald N. Tutor	150,000	(P)	—		—		—		150,000
Michael J. Kershaw	—		30,000	(T)	—		15,000	(T)	45,000
James A. Frost	—		—		50,000	(P)			50,000

(P)—Units are performance-vested.
(T)—Units are time (service)-vested.

Option Exercises and Stock Vested Table

	Options Awards		Stock Awards
	Number of		Number		Value
	Shares	Value	of Shares		Realized on
	Acquired	Realized on	Acquired		Vesting (1)
Name	on Exercise	Exercise	on Vesting		($)
Ronald N. Tutor	—	—	150,000	(P)	2,802,000
Michael J. Kershaw	—	—	—		—
Robert Band	—	—	75,000	(P)	1,688,250
James A. Frost	—	—	150,000	(P)	3,780,000
James A. Frost	—	—	50,000	(P)	844,500
Craig W. Shaw	—	—	50,000	(P)	1,125,500

(1)—Reflects the closing price of the Common Stock on the vesting date.
(P)—These awards are performance-vested.

Pension Benefits for 2013 Fiscal Year

				Payments
			Present	During
		Number of	Value of	Last
		Years of	Accumulated	Fiscal
		Credited	Benefit (1)	Year
Name	Plan Name	Service	($)	($)
Ronald N. Tutor	—	—	—	—
Michael J. Kershaw	—	—	—	—
Robert Band	Pension Plan	36	665,657	—
	BEP	36	607,999	—
James A. Frost	—	—	—	—
Craig W. Shaw	Pension Plan	28	633,886	—
	BEP	28	670,348	—

(1)	Assumes retirement occurs at the later of age 62 or current age, in a life annuity form, and a discount rate of 4.47%.

Tutor Perini has a defined benefit pension plan that covers its executive, professional, administrative and clerical employees, subject to certain specified service requirements. The plan is non-contributory and benefits are based on an employee’s years of service and “final average earnings” (as defined). The plan provides reduced benefits for early retirement and takes into account offsets for social security benefits. Tutor Perini also has an unfunded supplemental retirement plan (referred to as the Benefits Equalization Plan, or BEP) for certain employees whose benefits under the defined benefit pension plan were reduced because of compensation limitations under federal tax laws. Effective June 1, 2004, all benefit accruals under Tutor Perini’s pension plans were frozen; however, the current vested benefit was preserved. Accordingly, our NEOs will not earn additional pension benefits, but they may become eligible for an early retirement benefit (which will be based on their “frozen” normal retirement benefit) based on service after June 1, 2004.

The normal retirement benefit under these plans is equal to:

•	0.75% of “final average earnings”, not in excess of “covered compensation” (each as defined), multiplied by years of service, up to 25; plus
•	1.5% of final average earnings, in excess of covered compensation multiplied by years of service, up to 25.

Our plans provide for early retirement upon either the attainment of age 55 and 10 years of service, or the completion of 25 years of service. Under our plans, a participant who elects early retirement may elect to receive either an immediate early retirement income equal to 91% of his or her normal retirement benefit or a deferred benefit. Upon the attainment of age 62 and completion of 25 years of service, the participant may receive an unreduced pension equal to his or her normal retirement benefit. A reduced benefit is available for a participant who elects early retirement and wishes to receive benefits prior to age 62.  The ages of Mr. Band and Mr. Shaw are 66 and 60, respectively.

Termination Benefits - Potential Payments Upon Termination or Change in Control

Employment Agreements

Ronald N. Tutor Employment Agreement

In merging with Tutor-Saliba in September 2008, the Company not only secured enhanced opportunities to acquire a higher volume of quality Civil Group business based on Tutor-Saliba’s resume, but also more closely aligned Mr. Tutor’s compensation with growth in shareholder value.  With regard to Mr. Tutor’s compensation and in entering into the employment agreement with Mr. Tutor in 2008, the Compensation Committee considered a number of factors in developing a range of reasonable total target compensation including: (i) the level of compensation Mr. Tutor had in place in his role as the President and Chief Executive Officer of Tutor-Saliba, prior to merging with the Company, (ii) the compensation philosophies of privately held peer companies which are geared toward earnings, (iii) compensation data from our publicly held peers, and (iv) alignment of Mr. Tutor’s compensation with growth in shareholder value through long-term equity awards.

On June 1, 2012, the Company entered into an amended and restated employment agreement with Ronald N. Tutor (the “Amended Agreement”).  The Amended Agreement supersedes the employment agreement originally entered into with Mr. Tutor on December 23, 2008, and as amended by Amendment No. 1 dated March 20, 2009 (collectively, the “Original Agreement”).

The Amended Agreement extends the initial term of Mr. Tutor’s employment through December 31, 2016.  Mr. Tutor continues to serve as the Company’s Chief Executive Officer, as a member of the Company’s Board of Directors and as Chairman of the Board.  Mr. Tutor’s annual base salary of at least $1,500,000 remains unchanged.   Subject to performance criteria to be determined by the Compensation Committee, effective for periods beginning after June 1, 2012, Mr. Tutor is to be paid an annual bonus of 150% of salary (reduced from 175% under the Original Agreement), which is subject to adjustment pursuant to a formula established by the Compensation Committee for Tutor Perini’s performance above and below target.  Under the Amended Agreement, Mr. Tutor’s incentive-based compensation will be subject to clawback by the Company in the manner required by the Company’s recoupment policy.  Whereas, under the Original Agreement, Mr. Tutor was considered for equity incentives at the discretion of the Compensation Committee, under the Amended Agreement his equity incentives will be based on the achievement of performance criteria to be established in the beginning of each applicable fiscal year for fiscal years 2014 through 2016, commensurate with the extended term of the Amended Agreement.  Mr. Tutor continues to receive various benefits and perquisites including: (i) 150 hours of flying time per calendar year of personal use of Tutor Perini’s business jet, with any unused balance being carried forward to subsequent years while employed; (ii) participation in all fringe benefits and perquisites made available generally to senior executives of Tutor Perini, generally on the same terms and conditions; (iii) 30 days of vacation; and (iv) participation in all pension, retirement, profit sharing, savings, 401(k), income deferral, life insurance, disability insurance, accidental death and dismemberment protection, travel accident insurance, hospitalization, medical, dental, vision and other employee benefit plans, programs and arrangements made available generally to other senior executives of Tutor Perini, to the extent eligible.  Certain perquisites provided to Mr. Tutor under the Original Agreement have been reduced or eliminated such as: (i) eliminating the use of an apartment in Las Vegas; and (ii) removing the formal allowance for personal financial services and life insurance policies.

The initial term of the Amended Agreement which ends on December 31, 2016 extends automatically for successive one-year periods, unless the Company or Mr. Tutor notifies the other party in writing at least 90 days in advance of the anniversary date that such party is electing not to extend the term of employment under the Amended Agreement.

Mr. Tutor has agreed that during the term of his employment with Tutor Perini and for six months after the end of his employment (unless his employment is terminated by Tutor Perini without “Cause” or he terminates his employment for “Good Reason” (each as defined in the employment agreement)), he will not compete with Tutor Perini or solicit certain of its employees.  Mr. Tutor has also agreed to be bound by customary restrictions on disclosure of confidential information.

The Amended Agreement, effective as of September 8, 2013, eliminates the excise tax gross-up obligation requiring the Company to indemnify Mr. Tutor for excise taxes that may be imposed on him by reason of the application of Sections 280G and 4999 of the Internal Revenue Code for payments and benefits that he may receive in connection with a change in control of the Company.

Certain payments would be payable to Mr. Tutor in the event of his termination.  The amounts depend upon the circumstances surrounding his termination as follows, assuming the triggering event occurred on December 31, 2013:

	Base			O/S Equity	Cash Lump	Cutback Related
	Salary	Bonus	Benefits	Awards	Sum	to Best Payment	Total
Triggering Event	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
A. Death	—	—	173,084	29,400,000	—	—	29,573,084
B. Disability	—	—	173,084	29,400,000	—	—	29,573,084
C. Termination by Employer for Cause or by Executive without Good Reason	—	—	173,084	—	—	—	173,084
D. Termination by Employer without Cause or by Executive with Good Reason	—	—	263,059	29,400,000	7,500,290	—	37,163,349
E. Change in Control (7)	—	—	308,046	29,400,000	11,250,435	—	40,958,481

(1)	In all cases, accrued salary through the date of termination would be due to Mr. Tutor. As of December 31, 2013, Mr. Tutor was not owed any accrued salary.
(2)

The incentive compensation for 2013 performance would be due to Mr. Tutor at the time payment is made to all executives under Events D and E.  No payment would be due under Events A, B or C.  As of December 31, 2013, Mr. Tutor was not owed any unearned bonus.

(3)

Benefits include vacation, health benefits, other insurance and the cumulative unused hours of personal use of the Company’s business jet which would remain available for future use.  Termination under all Events would result in payment for accrued vacation (30 days at December 31, 2013, valued at approximately $173,084).  Event D would require continuation of health and insurance benefits for Mr. Tutor and his covered dependents for 24 months (estimated at $89,975 at December 31, 2013), or payment of an after tax amount with which Mr. Tutor could obtain comparable coverage.  Event E would require continuation of health and insurance benefits for the greater of 36 months or the balance of the employment period, which was 36 months at December 31, 2013 (estimated at $134,962), or payment of an after tax amount with which Mr. Tutor could obtain comparable coverage. In all cases, Mr. Tutor would be entitled to the cumulative unused hours as of December 31, 2013 of personal use of the Company’s business jet which would remain available for future use.

(4)

Mr. Tutor had 675,000 restricted stock units and 1,275,000 stock options awards outstanding at December 31, 2013. All outstanding equity awards would immediately vest and outstanding options would be exercisable under Events A, B, D and E.  Mr. Tutor’s rights with regard to equity and equity-related awards would be governed by the applicable documents under Event C.  The values of the outstanding restricted stock units and the intrinsic value of the stock options were quantified using the Company’s closing share price of $26.30 on December 31, 2013. Additionally, for purposes of Event E, the options have a parachute value of $27,117,930, which gives rise to additional gross-up payments (refer to footnotes (7) and (8) below.)

(5)

A cash lump sum would be due in the amount of two times the sum of annual salary and target bonus in the case of Event D; and three times the sum of annual salary and target bonus in the case of Event E.

(6)

If any amounts owed to Mr. Tutor in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to Mr. Tutor after imposition of the excise tax would be greater (in which case no reduction will occur).

(7)

This event applies if there is a change in control and Mr. Tutor is terminated other than for “Cause” or disability, if he was terminated in anticipation of a change in control, or if Mr. Tutor terminated the employment agreement for “Good Reason” within two years following a change in control.

Tutor Perini will generally have “Cause” to terminate Mr. Tutor’s employment in the following circumstances: (i) his conviction of, or plea of nolo contendere to, a felony; (ii) his willful and continued failure to substantially perform his essential job functions; (iii) his material act of fraud or willful and material misconduct to Tutor Perini; (iv) his willful and material breach of the employment contract; (v) a material breach by him of any material written Tutor Perini policy; or (vi) a failure by him to cooperate in any investigation or audit regarding the accounting practices, financial statements, or business practices of Tutor Perini. For purposes of this provision, no act or failure to act, on the part of Mr. Tutor, shall be considered “willful” unless it is done, or omitted to be done, by Mr. Tutor in bad faith or without reasonable belief that his action or omission was in the best interest of Tutor Perini. Any termination for “Cause” generally requires written notice to Mr. Tutor and providing him with 10 days to cure the conduct after such notice. The Board must also vote affirmatively that Mr. Tutor is to be terminated for “Cause” after giving him an opportunity to be heard by the Board.

Mr. Tutor will generally have “Good Reason” to terminate his employment under any of the following circumstances: (i) any adverse change in his titles; (ii) any reduction in his base salary; (iii) a material diminution in his authority, responsibilities or duties; (iv) the assignment of duties materially inconsistent with his position; (v) a relocation of his place of employment to a location more than 50 miles further from the current offices near Los Angeles, California; (vi) any other material breach of the terms in the employment agreement or (vii) the failure of Tutor Perini to have his contract assumed after a merger, consolidation, sale or similar transaction. In order to invoke a termination for “Good Reason”, Mr. Tutor must notify Tutor Perini of the existence of the event of “Good Reason” within 90 days of its occurrence, Tutor Perini must fail to cure the event within 30 days of the notice, and Mr. Tutor must terminate his employment within 10 days of the expiration of such period.

James A. Frost Employment Agreement

On March 21, 2011, the Company entered into an employment agreement with Mr. Frost to have him serve as Executive Vice President and Chief Executive Officer of the Civil Group of the Company.  Mr. Frost had served in this role without an employment agreement since March 23, 2009. As part of the negotiations with Mr. Frost concerning his employment agreement, the Company and he agreed to make the terms of the employment agreement retroactive to June 30, 2009 (the “Effective Date”) in recognition of his contributions to the Company prior to his entering into the employment agreement.

Pursuant to the employment agreement, Mr. Frost will receive an initial annual base salary of $675,000, subject to review and upward adjustment in the discretion of the Company, an annual performance-based cash bonus equal to 100% of his base salary if target performance levels established by the Compensation Committee are satisfied (with greater or lesser amounts paid if performance levels are above or below such target), and will be eligible to participate in the Company’s equity incentive plan. Mr. Frost will be considered for equity incentives at the discretion of the Compensation Committee, and receives various benefits and perquisites including: (i) participation in all fringe benefits and perquisites made available generally to senior executives of Tutor Perini, generally on the same terms and conditions, and (ii) participation in all pension, retirement, profit sharing, savings, 401(k), income deferral, life insurance, disability insurance, accidental death and dismemberment protection, travel accident insurance, hospitalization, medical, dental, vision and other employee benefit plans, programs and arrangements made available generally to other senior executives of Tutor Perini, to the extent eligible.  Since the Effective Date, the Company, upon the authority granted to it by the Compensation Committee, has also approved two merit-based increases totaling $125,000 to Mr. Frost’s annual base salary, resulting in a current annual base salary of $800,000.

The employment agreement has an initial term of five years commencing on the Effective Date, and it renews automatically for successive one-year periods thereafter, unless either party thereto provides at least 60 days’ advance written notice of a decision not to renew.

Pursuant to the terms of the employment agreement, Mr. Frost is subject to a covenant providing that for one year after the end of his employment he will not compete with the Company or solicit certain of its employees.

Certain payments would be payable to Mr. Frost in the event of his termination.  The amounts depend upon the circumstances surrounding his termination as follows, assuming the triggering event occurred on December 31, 2013:

	Base			O/S Equity	Cash Lump
	Salary	Bonus	Benefits	Awards	Sum	Total
Triggering Event	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
A. Death	—	—	41,827	7,724,500	—	7,766,327
B. Disability	—	—	41,827	7,724,500	—	7,766,327
C. Termination by Employer for Cause or by Executive without Good Reason	—	—	41,827	—	—	41,827
D. Termination by Employer without Cause or by Executive with Good Reason	—	—	79,222	7,724,500	2,174,997	9,978,719
E. Change in Control (6)	—	—	—	7,724,500	—	7,724,500

(1)	In all cases, accrued salary through the date of termination would be due to Mr. Frost. As of December 31, 2013, Mr. Frost was not owed any accrued salary.
(2)

The incentive compensation for 2013 performance would be due to Mr. Frost at the time payment is made to all executives under Event D.  No payment would be due under Events A, B or C.  As of December 31, 2013, Mr. Frost was not owed any unearned bonus.

(3)

Benefits include vacation, health benefits and other insurance.  Termination under all Events would result in payment for accrued vacation (15 days at December 31, 2013, valued at approximately $41,827).  Event D would require continuation of health and insurance benefits for Mr. Frost and his covered dependents for 24 months (estimated at $37,395 at December 31, 2013), or payment of an after tax amount with which Mr. Frost could obtain comparable coverage.

(4)

Mr. Frost had 200,000 restricted stock units and 300,000 stock options awards outstanding at December 31,2013. All outstanding equity awards would immediately vest and outstanding options would be exercisable under Events A, B, D and E.  Mr. Frost’s rights with regard to equity and equity-related awards would be governed by the applicable documents under Event C.    The values of the outstanding restricted stock units and the intrinsic value of the stock options were quantified using the Company’s closing share price of $26.30 on December 31, 2013.

(5)	A cash lump sum would be due in the amount of one and one half times the sum of annual salary and target bonus in the case of Event D.
(6)

Although Mr. Frost’s employment agreement does not include a “change in control” triggering event, pursuant to the terms of the Long-Term Incentive Plan, all outstanding equity awards would immediately vest and outstanding options would be exercisable in the event of a change in control.

Tutor Perini will generally have “Cause” to terminate Mr. Frost’s employment in the following circumstances: (i) his conviction of, or plea of nolo contendere to, a felony; (ii) his willful and continued failure to substantially perform his essential job functions; (iii) his material act of fraud or willful and material misconduct to Tutor Perini; (iv) his willful and material breach of the employment contract; (v) a material breach by him of any material written Tutor Perini policy; or (vi) a failure by him to cooperate in any investigation or audit regarding the accounting practices, financial statements, or business practices of Tutor Perini. For purposes of this provision, no act or failure to act, on the part of Mr. Frost, shall be considered “willful” unless it is done, or omitted to be done, by Mr. Frost in bad faith or without reasonable belief that his action or omission was in the best interest of Tutor Perini. Any termination for “Cause” generally requires written notice to Mr. Frost and providing him with 10 days to cure the conduct after such notice. The Board must also vote affirmatively that Mr. Frost is to be terminated for “Cause” after giving him an opportunity to be heard by the Board.

Mr. Frost will generally have “Good Reason” to terminate his employment under any of the following circumstances: (i) any reduction in his titles or responsibilities, or (ii) any reduction in his compensation or benefits.

As of December 31, 2013, none of our other executive officers has an agreement with us providing for termination benefits.  However, under the Long-Term Incentive Plan, upon a change in control, all outstanding equity awards, stock options and restricted stock units, immediately vest.  As of December 31, 2013, pursuant to the Long-Term Incentive Plan, Messrs. Kershaw, Band and Shaw have $1,802,850, $1,032,000 and $394,500, respectively, of outstanding equity awards that will immediately vest upon a change in control.  The values of the outstanding restricted stock units and the intrinsic value of the stock options were quantified using the Company’s closing share price of $26.30 on December 31, 2013.

Director Compensation

Our Compensation Committee recommends the level of compensation to be paid to our Board. In 2013, the Committee reviewed the Company’s public company peer group board compensation levels and, as a result, recommended that the equity retainer of 1,000 shares per year be increased to an annual award of $150,000 payable in shares, leaving all other elements of compensation unchanged. This recommendation was approved by the Board and implemented for 2013 and 2014. Periodically, the Compensation Committee reviews the functions being performed by the Board and its committees, as well as board compensation paid by similar companies, in order to determine whether an adjustment should be made.

Fees for our outside directors consist of an annual cash retainer fee of $80,000, payable in cash or Common Stock at each director’s option, plus an equity retainer in the amount of $150,000 payable in shares of Common Stock on the business day following the annual meeting of shareholders. Directors also receive $900 per Board meeting attended in person and $300 per meeting attended telephonically. Members of the Audit Committee receive $2,000 per meeting attended in person and $500 per meeting attended telephonically. The Audit Committee Chair receives an annual retainer of $20,000 and the Compensation Committee Chair receives an annual retainer of $10,000 for services on their respective committees. Members of the Compensation and Corporate Governance and Nominating Committees receive $900 per meeting attended in person and $300 per meeting attended telephonically.  The Lead Director also receives an additional annual retainer of $20,000 based on the increased responsibilities associated with this role.

The following table sets forth compensation information for 2013 for each member of our Board.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($) (a)	($) (b)	($)	($)	($)	($)	($)
Marilyn A. Alexander	93,600	150,000	—	—	—	—	243,600
Peter Arkley	87,800	150,000	—	—	—	—	237,800
Robert Band	(c)	(c)	(c)	(c)	(c)	(c)	(c)
Sidney J. Feltenstein	20,000	37,500	—	—	—	—	57,500
Michael R. Klein	50,900	230,000	—	—	—	—	280,900
Martin R. Melone	63,600	200,000	—	—	—	—	263,600
Robert L. Miller (d)	83,600	150,000	—	—	—	—	233,600
Raymond R. Oneglia	53,600	190,000	—	—	—	—	243,600
Donald D. Snyder	91,400	150,000	—	—	—	—	241,400
Dickran M. Tevrizian, Jr.	47,200	190,000	—	—	—	—	237,200
Ronald N. Tutor	(c)	(c)	(c)	(c)	(c)	(c)	(c)

(a)

Our directors receive an annual cash retainer fee of $80,000, payable in cash, stock or any combination thereof at the option of each director, which is reported here.  The details of each director’s election pertaining to the $80,000 cash retainer payment are as follows:

	Cash		Share	Stock
Name	Payment	# Shares	Price *	Value
	($)		($)	($)
Marilyn A. Alexander	80,000	—	—	—
Peter Arkley	80,000	—	—	—
Sidney J. Feltenstein	20,000	—	—	—
Michael R. Klein	—	4,289	18.65	80,000
Martin R. Melone	30,000	2,680	18.65	50,000
Robert L. Miller	80,000	—	—	—
Raymond R. Oneglia	40,000	2,144	18.65	40,000
Donald D. Snyder	80,000	—	—	—
Dickran M. Tevrizian	40,000	2,144	18.65	40,000

* Closing price on date of grant.

(b)	Our directors also receive an equity retainer in the amount of $150,000 payable in shares of Common Stock, on the business day following the annual meeting of shareholders.
(c)	Mr. Band and Mr. Tutor are NEOs, whose compensation appears on the Summary Compensation Table. They do not receive director’s fees.
(d)	Mr. Miller served as a director until his death in August 2013.

Mr. Klein had an equity award in the form of 100,000 restricted stock units that vested on September 4, 2013.  None of our other non-employee directors have any outstanding equity awards as shares of Common Stock are typically only issued to non-employee directors as part of their annual retainer fee.

In 2012, the Company implemented a policy requiring the NEOs as well as outside directors and other executives designated by the Compensation Committee to maintain ownership of at least 75% of net shares acquired via grants of equity-based compensation until they are no longer with the Company. As of the most recent measurement date, all NEOs, outside directors and other executives so designated by the Compensation Committee were in compliance with this policy.

Director and Officer Indemnification

Our amended and restated articles of organization provide that no director shall be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our shareholders, for acts or omissions not in good faith, for acts or omissions involving intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. Our bylaws provide that our directors and officers will be indemnified against liabilities that arise from their service as directors and officers, subject to certain exceptions. We have obtained insurance which insures our directors and officers against certain losses and which insures us against our obligations to indemnify our directors and officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted the Code of Business Conduct and Ethics for all executive officers, directors and employees that addresses potential conflict of interest situations, including related party transactions. Under this policy, any questions are required to be directed to our chief compliance officer, and suspected violations are required to be reported to either the chief compliance officer or the Chair of the Audit Committee. In addition, our Audit Committee is responsible for reviewing and evaluating potential transactions with related parties, and then advising the Board whether such transactions are appropriate.

The transactions described below were reviewed and approved by the Audit Committee and the Board, as applicable, in accordance with our policies. In addition, we believe that the transactions described below were on terms that were at least as favorable to us as we would have expected to negotiate with other unaffiliated third parties at the point in time these transactions were consummated.

Merger with Tutor-Saliba Corporation

On September 8, 2008, we completed the merger with Tutor-Saliba pursuant to an agreement and plan of merger between us, Tutor-Saliba, Ronald N. Tutor and shareholders of Tutor-Saliba.  The merger and related transactions were recommended to the Board by the Special Committee which included only independent and disinterested directors.  Subsequent to the approval of the merger by our shareholders, we issued 22,987,293 shares of Common Stock to the shareholders of Tutor-Saliba in exchange for 100% of the outstanding capital stock of Tutor-Saliba.  Mr. Tutor served as our Chairman and Chief Executive Officer prior to the merger and continues in that role pursuant to his Employment Agreement.  See “Employment Agreements” starting on page 31.  In addition, Mr. Tutor controls two trusts that collectively owned 96% of the outstanding stock of Tutor-Saliba prior to the merger.  As a result of the merger, Mr. Tutor, through these two trusts, became the beneficial owner of approximately 43% of the outstanding Common Stock.  The shares owned by the two trusts are subject to certain restrictions contained in the Amended Shareholders Agreement as described below.

Amended Shareholders Agreement

Effective September 8, 2008 upon completion of the merger with Tutor-Saliba, we entered into a shareholders agreement with Mr. Tutor, as the shareholder representative, and each of the former Tutor-Saliba shareholders who became shareholders of Tutor Perini.  The shareholders agreement was amended by a first amendment dated September 17, 2010, a second amendment dated June 2, 2011, a third amendment dated September 13, 2011, and a fourth amendment dated March 20, 2013.

Composition of the Board of Directors

The Amended Shareholders Agreement provides that the shareholder representative has the right to designate two nominees for election to the Board for so long as the Tutor Group owns at least 22.5% of the outstanding shares of Common Stock and one nominee if the Tutor Group owns less than 22.5% but more than 11.25% of the outstanding shares of Common Stock. Mr. Tutor elected to exercise his right to designate one nominee to the Board when he designated Mr. Feltenstein for nomination and election to the Board. In addition, for so long as Mr. Tutor serves as the Chief Executive Officer of Tutor Perini, he will be nominated for election to the Board.  At each meeting of shareholders at which directors are to be elected, we have agreed to nominate for election to the Board and recommend the election of the shareholder representative’s designees and Mr. Tutor (as long as he serves as our Chief Executive Officer), subject to certain limitations to comply with law, governance requirements or eligibility for listing on a securities exchange or if a nominee is deemed to be unfit to serve as a director of an NYSE-listed company or otherwise does not meet applicable eligibility criteria.

Voting Restrictions

Pursuant to the Amended Shareholders Agreement, until the later of September 8, 2011 or the date on which the Tutor Group owns less than 20% of the outstanding shares of Common Stock, the Tutor Group will vote all of their shares of Common Stock in support of the Board’s slate of directors, and on all other matters to be voted on by shareholders, the Tutor Group will vote their shares of Common Stock that are, in the aggregate, equal to up to 20% of the voting power of the outstanding shares in their discretion and the balance of their shares in the same proportions as all other shares of Common Stock (excluding the Tutor Group) are voted on such matter.

These voting restrictions terminated effective November 16, 2012 when the Tutor Group’s ownership percentage decreased to less than 20% of the outstanding shares of Common Stock of the Company.

Standstill

Pursuant to the Amended Shareholders Agreement, until the later of September 8, 2011 or the date on which the Tutor Group owns less than 20% of the outstanding shares of Common Stock, the Tutor Group may not take certain actions that may be deemed to be actions to obtain control of Tutor Perini, including:

•

acquiring or offering to acquire shares of the Common Stock that will result in the Tutor Group collectively owning shares of stock equal to more than the percentage of the total outstanding shares of Common Stock to be held by them at the effective time of the merger (approximately 43%);

•	directly or indirectly soliciting proxies;
•	forming a “group” within the meaning of the federal securities laws;
•	granting any proxies or voting power with respect to their shares or depositing any shares in a voting trust;
•	initiating shareholder proposals;
•	seeking election of new board members or replacement of current board members;
•	seeking to call shareholder meetings;
•	making any public announcement or proposal with respect to any form of business combination transaction involving Tutor Perini; or
•	seeking publicly to have Tutor Perini waive, amend or modify any of the standstill provisions contained in the Amended Shareholders Agreement.

These standstill restrictions will not prohibit or restrict any action taken by a director or designee of the shareholder representative as a member of the Board or the exercise of any voting rights with regard to shares of the Common Stock.

These standstill restrictions terminated effective November 16, 2012 when the Tutor Group’s ownership percentage decreased to less than 20% of the outstanding shares of Common Stock of the Company.

Transfer Restrictions

Prior to March 20, 2013, the Amended Shareholders Agreement contained certain restrictions on the ability of Ronald N. Tutor and certain trusts controlled by Ronald N. Tutor to freely transfer certain shares of Company Common Stock; however, the fourth amendment to the Amended Shareholders Agreement provided that such transfer restrictions were terminated as of such date.

Registration Rights

Pursuant to the Amended Shareholders Agreement, Tutor Perini has agreed to give the Tutor Group certain registration rights with respect to the shares of the Common Stock acquired pursuant to the merger.  After March 8, 2009, subject to the continuing effect of the transfer restrictions set forth in the Amended Shareholders Agreement noted above, the shareholder representative may require Tutor Perini, on up to three occasions, to register shares of Common Stock issued to the Tutor Group in connection with the merger for resale under the Securities Act in an underwritten offering.  Tutor Perini is responsible for paying the expenses of any such registration.

If we propose to register any securities under the Securities Act, each member of the Tutor Group must receive notice of the registration and the opportunity to include its shares of the Common Stock in the registration. These “piggyback registration” rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and Tutor Perini’s right not to effect a requested registration. Tutor Perini is responsible for paying the expenses of any such registration.

Leased Property

We lease certain facilities from Ronald N. Tutor and an affiliate owned by Mr. Tutor under non-cancelable operating lease agreements with monthly payments of $180,000, which increase at 3% per annum beginning August 1, 2009 and expire on July 31, 2016.  Lease expense for these leases recorded on a straight-line basis was $2.5 million for the year ended December 31, 2013.

O&G Joint Ventures

Raymond R. Oneglia, one of our directors, is the Vice Chairman of the Board of Directors of O&G Industries, Inc. (“O&G”). As of December 31, 2013, the Company had a 30% interest in a joint venture with O&G as the sponsor involving a highway construction project for the State of Connecticut with an estimated total contract value of approximately $368 million, scheduled for completion in 2017.  Under this arrangement, O&G Industries provides project-related equipment and services directly to the customer on customary trade terms.  In accordance with the joint venture agreement, O&G Industries was paid $6.9 million in 2013.    The Company’s participation in this joint venture was reviewed by the Audit Committee in accordance with the Company’s policy.  O&G’s cumulative holding of the Company’s stock was 600,000 shares, or 1.24% of total common shares outstanding as of December 31, 2013.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of Tutor Perini’s equity securities (collectively, “Insiders”), to file initial reports of ownership and reports of changes in ownership of the Common Stock (including options and warrants to acquire Common Stock) with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Ronald N. Tutor, Chairman of the Board and Chief Executive Officer, and the Ronald N. Tutor Separate Property Trust (a separate entity that owns more than ten percent of Tutor Perini’s Common Stock) each had one Form 4 filed on their behalf one day late on September 20, 2013 due to an administrative oversight.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning beneficial ownership as of March 20, 2014 of the Common Stock by each director and nominee; each executive officer named in the summary compensation table; all directors and executive officers as a group; and all persons we know to hold in excess of 5% of the Common Stock.

In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of the Common Stock pursuant to Section 13(d) or 13(g) of the Exchange Act, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342.

	Shares of Common Stock
	Beneficially Owned on
	August 29, 2014
	(1) (2)
Name	Shares		%
Directors and Executive Officers
Ronald N. Tutor	9,156,375	(3)(4)	18.9%
James A. Frost	609,442	(5)	1.3%
Michael R. Klein	484,044		1.0%
Robert Band	145,261		**
Craig W. Shaw	137,513		**
Raymond R. Oneglia	43,767	(6)	**
Peter Arkley	34,871		**
Dickran M. Tevrizian, Jr.	32,507		**
Donald D. Snyder	22,081		**
Michael J. Kershaw	30,000		—

Marilyn A. Alexander	19,864		**
Sidney J. Feltenstein	6,507		**
Ron Marano	5,000		**
Dale A. Reiss	4,829		**
Robert C. Lieber	4,092		**
Kenneth R. Burk	—	(7)	—

All Directors and Executive Officers as a Group (16 persons)	10,736,153		22.1%
Beneficial Ownership of 5% or More
Ronald N. Tutor, 15901 Olden Street, Sylmar, CA 91342	9,156,375	(3)	18.9%
Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746	3,545,204	(8)	7.3%
AllianceBernstein LP, 1345 Avenue of the Americas, New York, NY 10105	3,490,690	(8)	7.2%
FMR LLC, 245 Summer Street, Boston, MA 02210	2,856,808	(8)	5.9%

**   Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock and options or warrants that are currently exercisable or exercisable within 60 days of August 29, 2014 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Tutor, Frost, Band, and Shaw have 750,000, 100,000, 75,000, and 50,000 options shares, respectively, which are exercisable within 60 days of August 29, 2014.  Messrs. Kershaw and Marano have  restricted stock units that will vest within 60 days of August 29, 2014.

(2)	Based on 48,571,741 shares of Common Stock outstanding as of August 29, 2014.
(3)

Based on 6,873,120 shares held by Ronald N. Tutor Separate Property Trust and 1,533,255 shares held by Ronald N. Tutor 2009 Dynasty Trust and 750,000 option shares exercisable within 60 days of August 29, 2014. Both trusts controlled by Ronald N. Tutor and parties to the Amended Shareholders Agreement; see “Amended Shareholders Agreement” on page 36.

(4)	Includes 4,500,000 shares that have been pledged as collateral for a line of credit. Mr. Tutor’s shares subject to stock ownership and holding requirements do not include pledged Common Stock.
(5)	Includes 229,861 shares that have been pledged as collateral for a loan. Mr. Frost’s shares subject to stock ownership and holding requirements do not include pledged Common Stock.

(6)

Does not include 500,000 shares owned by O&G Industries, Inc. for which Mr. Oneglia serves as the Vice Chairman and as a director.  Mr. Oneglia disclaims beneficial ownership of all 500,000 shares, except to the extent of his pecuniary interest therein.

(7)	Mr. Burk served as Executive Vice President and Chief Executive Officer of the Specialty Contractors Group until his resignation in May 2013.
(8)	According to Schedule 13G filed with the SEC on February 10, 11, and 14, 2014, respectively.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any proposal of a shareholder submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Tutor Perini’s proxy statement and form of proxy for its 2015 Annual Meeting of Shareholders must be received by Tutor Perini on or before December 18, 2014 in order to be considered for inclusion in its proxy statement and form of proxy. If the 2015 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from May 28, 2015, Tutor Perini will inform shareholders of such change and the new dates for submitting shareholder proposals for inclusion in the 2015 Annual Meeting of Shareholders proxy statement. Such proposals must comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary.

Tutor Perini’s bylaws require that Tutor Perini be given advance written notice of matters that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in Tutor Perini’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). Any proposal of a shareholder intended to be presented at Tutor Perini’s 2015 Annual Meeting of Shareholders, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received by us no earlier than November 29, 2014, nor later than March 14, 2015. If the 2015 Annual Meeting of Shareholders is advanced by more than 7 calendar days from May 28, 2015, Tutor Perini will inform shareholders of such change and the new dates for submitting shareholder proposals pursuant to the Tutor Perini bylaws (other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8) for presentation at the 2015 Annual Meeting of Shareholders. If a shareholder fails to provide timely notice of a proposal to be presented at the 2015 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal that may come before the meeting. In addition, shareholder proposals must comply with the requirements of our bylaws. Any such proposal should be mailed to: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary.

OTHER MATTERS

The Board knows of no other matters that are likely to be brought before the meeting. However, if any other matters of which the Board is not aware are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

HOUSEHOLDING OF ANNUAL AND SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy to you if you call or write us at the following address or telephone number: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary, (818) 362-8391. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Tutor Perini files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location:

Public Reference Room

100 F. Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of reports, proxy statements or other information concerning us, including any document incorporated by reference in this proxy statement, without charge, by written or telephonic request directed to us at Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary, (818) 362-8391. If you would like to request documents, please do so by November 2, 2014 in order to receive them before the Special Meeting of Shareholders on November 12, 2014.

EXHIBIT A

AMENDED AND RESTATED TUTOR PERINI CORPORATION

LONG-TERM INCENTIVE PLAN

(as amended on October 2, 2014)

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Tutor Perini Corporation Amended and Restated Long-Term Incentive Plan (the “Amended Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of  Tutor Perini Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 11.

“Effective Date” has the meaning set forth in Section 17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined by its closing price on the New York Stock Exchange. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

“Performance Goals” is defined in Appendix 1.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 162(m) Award” is defined in Section 10.

“Stock” means the Common Stock, par value $1.00 per share, of the Company.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)	Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Administrator”).
(b)	Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)	to select the individuals to whom Awards may from time to time be granted;
(ii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)	to determine the number of shares of Stock to be covered by any Award;
(iv)

to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)	subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;
(vii)

to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)

Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)

Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)

Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 8,500,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company’s Special Equity Incentive Plan) which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000   shares of Stock (subject to adjustment as provided in Section 3(b)) may be granted to any one individual grantee during any one calendar-year period.  If any award of restricted stock or deferred stock granted to an individual is intended to qualify as “performance based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares of Common Stock (subject to adjustment as provided in Section 3(b)) to any one such individual in any calendar-year period.  Effective August   12, 2014 the minimum vesting period for stock options and stock appreciation rights shall be six months. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)

Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, unusual or non-recurring events, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)

Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own 40 percent or more of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of 60 percent or more of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and non-forfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d)

Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, non-employee directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)

Grant of Stock Options. The Administrator in its discretion may grant Stock Options to eligible employees, non-employee directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish and subject to the limitations of Section 409A of the Code.

(i)

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)

Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)

Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)

Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)	In cash, by certified or bank check or other instrument acceptable to the Administrator;
(B)

Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)

By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v)

Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b)

Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)

Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b)

Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)

Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i)	Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.
(ii)

Stock Appreciation Rights granted independently of any Stock Options shall be exercisable at such time or times but shall not be exercisable more than 10 years after the date the Stock Appreciation Rights are granted.

(iii)	Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.
(iv)	All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

SECTION 7. RESTRICTED STOCK AWARDS

(a)

Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)

Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)

Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d)

Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the restriction period with respect to such shares shall not be less than three years. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

(a)

Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the restriction period with respect to such award shall not be less than three years. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.  Deferred Stock Awards may be paid in cash and/or stock.

(b)

Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate, in all cases, consistent with the requirements of Section 409A of the Code.

(c)

Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)	Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.
(e)

Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. PERFORMANCE-BASED SECTION 162(m) AWARDS TO COVERED EMPLOYEES

(a)

Performance Based Compensation. Restricted Stock Awards and Deferred Stock Awards granted to Covered Employees under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Section 162(m) Award”) if the awards are granted or become payable or vested based upon the achievement of Performance Goals in accordance with this Section 10. Awards of Stock Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards.

(b)

Performance Criteria. In the case of a Restricted Stock Award or Deferred Stock Award that is intended to be a Section 162(m) Award, the Administrator shall  make such determinations with respect to such an award and shall establish the objective performance criteria and the individual target award (if any) applicable to each participant or class of participants in writing within ninety (90) days after the beginning of the applicable Performance Cycle (or such other time period as is required under Section 162(m) of the Code) and while the outcome of the Performance Goals is substantially uncertain. The applicable performance criteria shall be based on one or more of the Performance Goals set forth in Appendix 1 hereto.

(c)	Grant; Vesting.
(i)

Subject to the provisions of the Plan, the Administrator shall, in its sole discretion, have authority to determine the eligible participants to whom, and the time or times at which, Section 162(m) Awards shall be made, the vesting and payment provisions applicable to such awards, and all other terms and conditions of such awards. As and to the extent required by Section 162(m) of the Code, the terms of an award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may allow the Administrator discretion to decrease the amount of compensation payable).

(ii)

For each participant, the Administrator may specify a targeted performance award. The individual target award may be expressed, at the Administrator’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for a participant for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Administrator for the relevant participant) be set for any subsequent calendar year. At the time the Performance Goals are established, the Administrator shall prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the Performance Goals during the Performance Cycle.

(iii)

The measurements used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles, except, to the extent that any objective Performance Goals are used, if any measurements require deviation from generally accepted accounting principles, such deviation shall be at the discretion of the Administrator at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code.

(d)

Payment. At the expiration of the applicable Performance Cycle, the Administrator shall determine and certify in writing the extent to which the Performance Goals established pursuant to this Section 10 have been achieved and the percentage of the participant’s individual target award that has been vested and earned. Following the Administrator’s determination and certification in accordance with the foregoing, the Section 162(m) Award shall become vested and payable (or deferred, in the case of deferred stock units) in accordance with the terms and conditions of the applicable award agreement.

(e)

Maximum Award Payable. The maximum Section 162(m) Award payable to any one Covered Employee under the Plan for a calendar year is 200,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a)

Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award except with respect to an Award of a Stock Option or Stock Appreciation Right. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)

Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)

Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TAX WITHHOLDING

(a)

Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b)

Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)	a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14. AMENDMENTS AND TERMINATION

(a)          The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent subject to paragraph (b) below. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to (i) reduce the exercise price of an outstanding Stock Option or an outstanding Stock Appreciation Right, (ii) cancel outstanding Stock Options outstanding Stock Appreciation Rights in exchange for other Stock Options or other Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Stock Options or cancelled Stock Appreciation Rights, as applicable, or (iii) cancel an outstanding Stock Option or an outstanding Stock Appreciation Right with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award.

             Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 14 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

(b)         Notwithstanding any other provision of this Plan to the contrary, the Administrator may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an outstanding Award to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a grantee agrees to any amendment made pursuant to this Section 14(b) to the Plan and any Award without further consideration or action.

SECTION 15. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16. GENERAL PROVISIONS

(a)

No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)

Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.
(e)

Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 17. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 18. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

Appendix 1

Section 162(m) Awards Performance Criteria

An Award that is intended to qualify as a 162(m) Award shall be subject to one or more Performance Goals that shall be based on the attainment (on an annual and/or cumulative basis) of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Administrator:

•	earnings per share;
•	operating income;
•	gross income;
•	net income (before or after taxes);
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	gross margin return on investment;
•	gross margin;
•	funds from operations;
•	operating margin;
•	working capital;
•	earnings before interest and taxes;
•	earnings before interest, tax, depreciation and amortization;
•	return on equity;
•	return on assets;
•	return on capital;
•	return on invested capital;
•	net revenues;
•	gross revenues;
•	revenue growth;
•	annual recurring revenues;
•	recurring revenues;
•	service revenues;
•	license revenues;
•	sales or market share;
•	total shareholder return;
•	economic value added;
•

specified objectives with regard to limiting the level of increase in all or a portion of Tutor Perini’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Tutor Perini, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Administrator in its sole discretion;

•	the fair market value of the shares of Tutor Perini’s Common Stock;
•	the growth in the value of an investment in Tutor Perini’s Common Stock assuming the reinvestment of dividends; or
•	reduction in operating expenses.

The Administrator may provide in any Award intended to qualify as a Section 162(m) Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) discontinued operations, (g) foreign exchange gains and losses, (h) gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225, or (i) an event either not directly related to the operations of Tutor Perini or not within the reasonable control of Tutor Perini’s management. To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

The Administrator retains the discretion to adjust otherwise payable Section 162(m) Award downward, either on a formula or discretionary basis or any combination, as the Administrator determines, in its sole discretion. However, Administrator does not have the authority to adjust upward any otherwise payable Section 162(m) Award.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Administrator, in its sole discretion.

Any Performance Goal may, as the Administrator, in its sole discretion deems appropriate, (i) relate to the performance of the Tutor Perini or any Subsidiary as a whole or any business unit or division of the Tutor Perini or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the applicable performance criteria over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other performance criteria, or (v) any combination of the foregoing.

The Administrator is under no obligation to structure Awards granted under the Amended Plan to qualify as 162(m) Awards and has the express authority to grant Awards that do not qualify as 162(m) Awards. Additionally, there is no guarantee that an Award that is intended to qualify as a 162(m) Award will so qualify in any particular circumstance. To maintain flexibility in compensating our executives, the Administrator reserves the right to use its judgment to grant or approve Awards or compensation that is non-deductible when the Administrator believes such Awards or compensation is appropriate.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 29, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000219482_2 R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

BARCODE

→ 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
of # Sequence

0000219482_3 R1.0.0.51160

Tutor Perini
CORPORATION

TUTOR PERINI CORPORATION
15901 OLDEN STREET
SYLMAR, CA 91342

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000219483_1 R1.0.0.51160

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

For shareholders who wish to receive a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (as filed with the Securities and Exchange Commission, except for exhibits), it will be furnished without charge upon written or oral request to:

Tutor Perini Corporation
Attn: Investor Relations Dept.
15901 Olden Street
Sylmar, CA 91342

Telephone (818) 362-8391
E-mail: investor.relations@tutorperini.com

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

TUTOR PERINI CORPORATION
Special Meeting of Shareholders
November 12, 2014 at 8:30 AM Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert Band and Michael J. Kershaw, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TUTOR PERINI CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 8:30 AM Pacific Time on November 12, 2014 at The Ritz-Carlton, 600 Stockton Street, San Francisco, California 94108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000219483_2 R1.0.0.51160